Exhibit 10.14

VECTRUS 401(k) PLAN

(Amended and Restated Effective September 27, 2014)

VECTRUS 401(k) PLAN

(Amended and Restated Effective September 27, 2014)

Vectrus 401(k) Plan    i

Vectrus 401(k) Plan    ii

Vectrus 401(k) Plan    iii

Vectrus 401(k) Plan    iv

Vectrus 401(k) Plan    v

Vectrus 401(k) Plan    vi

Vectrus 401(k) Plan    vii

VECTRUS 401(k) PLAN
(Amended and Restated Effective September 27, 2014)

Vectrus 401(k) Plan    1

PREAMBLE
Effective September 1, 1992, ITT Federal Services Corporation adopted the CSA Money Purchase Pension Plan and Trust (the "CSA Plan") for project-benefited employees at a number of specified locations. The CSA Plan was merged into the ITT Federal Services Corporation Retirement/Savings Plan (the "ITT Plan") for specified employees of ITT Federal Services Corporation. In addition, another prior plan, the Contractors and Employees Retirement Plan and Trust (the "Contractors and Employees Plan"), for project-benefited employees at Fort Sill, Oklahoma, was merged into the ITT Plan.
The provisions of the ITT Plan, including the merged provisions of the Contractors and Employees Plan and the CSA Plan, were contained in a pre-approved plan document sponsored by CIGNA Retirement & Investment Services ("CIGNA").
On September 1, 2001, ITT Industries, Systems Division, executed a Certification of Intent to Adopt Volume Submitter Plan. The ITT Plan was amended and restated to comply with the series of laws referred to as GUST in the form of the CIGNA volume submitter plan. That amended and restated ITT Plan was executed September 30, 2003, and was submitted to the Internal Revenue Service (the “IRS”) on January 31, 2004. A favorable determination letter was issued on the restated ITT Plan on March 8, 2005.
CIGNA was acquired by Prudential Financial, Inc., in March 2004. The provisions of the ITT Plan were then contained in a pre-approved plan document sponsored by Prudential Financial, Inc.
The ITT Plan was subsequently timely amended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), the revised mandatory cash-out rules under Section 411(a)(11) of the Code, and the final regulations issued under Sections 401(k) and (m) of the Code, all by adopting amendments prepared by the sponsor of the volume submitter plan. Subsequently, the ITT Plan was further amended to make certain design changes, to add Roth contributions, to comply with final regulations under Section 415 of the Code and to comply with the Pension Protection Act of 2006. These subsequent amendments were not prepared by the sponsor of the volume submitter plan and accordingly the ITT Plan became an individually designed plan.
The ITT Plan was subsequently amended and restated, generally effective January 1, 2010, in its entirety as an individually designed plan. That restatement incorporated all amendments adopted since its last restatement and was intended to reflect then-current law and regulations, including but not limited to EGTRRA; technical corrections made by the Job Creation and Worker Assistance Act of 2002; the Pension Funding Equity Act of 2004; the American Jobs Creation Act of 2004; the Katrina Emergency Tax Relief Act of 2005; the Gulf Opportunity Zone Act of 2005; the Pension Protection Act of 2006; the U.S. Troop Readiness, Veterans' Care, Katrina Recovery, and Iraq Accountability Appropriations Act, 2007; the Heroes Earnings Assistance and Relief Tax Act of 2008; the Emergency Economic Stabilization Act of 2008; and the Worker, Retiree, and Employer Recovery Act of 2008, to the extent applicable and effective as of the date of that restatement. That restatement also reflected required or permitted amendments under the Heroes Earnings Assistance and Relief Tax Act of 2008.
Effective October 31, 2011, sponsorship of the ITT Plan was assumed by Exelis Inc (“Exelis”). The ITT Plan was re-named the Exelis Systems Corporation Retirement and Savings Plan (the “Prior Plan”). The Prior Plan was amended and restated effective January 1, 2014, to incorporate all amendments to the previous restatement. The restatement was intended to reflect the qualification requirements contained in the 2012 Cumulative List of Changes in Plan Qualification Requirements, as issued by the IRS in Notice 2012-76 and was submitted under Cycle C.
Effective February 4, 2014, Exelis caused the Prior Plan to be divided into two plans, one being the Prior Plan and the other being the Exelis IS Retirement Savings Plan (the “IS Plan”). Exelis caused the IS Plan to be created to accept the Accounts (as this term is defined in both the Prior Plan and the IS Plan) of those Exelis employees listed in Appendix A – Benefit Groups and Projects (As Updated Effective 2/14/14) to the IS Plan.

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Effective September 27, 2014, Exelis restructured into two separate, publicly-traded companies named Exelis Inc. and Vectrus, Inc. Pursuant to the Employee Matters Agreement by and between Exelis, Inc. and Vectrus, Inc. dated as of September 27, 2014, (the “EMA”), Vectrus Systems Corporation (“Vectrus”), a wholly owned subsidiary of Vectrus, Inc., hereby assumes sponsorship of the Prior Plan. In connection with its assumption of the Plan, Vectrus is amending and restating the Prior Plan to re-name it the Vectrus 401(k) Plan (the “Plan”), to include all amendments adopted since the Prior Plan’s restatement effective January 1, 2014, and to make conforming changes to the Plan in satisfaction of Article VIII of the EMA, including but not limited to amending the Plan to accept the transfer of Accounts (as this term is defined in the Exelis Salaried Investment and Savings Plan (the “ISP”)) to the Plan for all active Management Benefitted Employees (as this term is defined in the EMA) and active PP Employees (as this term is defined in the EMA) who formerly participated and had accounts in the ISP and to allow for the holding of the common stock of Vectrus, Inc. and Exelis. In addition, the Plan is being amended to add matching contributions for participants who are Management Benefitted Employees and those management employees who are added prospectively to Appendix A, to accommodate after-tax contributions and to allow for rollovers of Roth and after-tax contributions.
The provisions of the restated Plan are conditioned upon the Plan's qualification under Section 401(a) of the Code and Employer contributions being deductible under Section 404 of the Code. It is further intended that the Plan also conform to the requirements of Title I of ERISA and that the Trust be qualified under Section 501 of the Code.
The amended and restated Plan applies only to Participants whose employment terminates on or after the Effective Time (as this term is defined in the EMA). The amended and restated Plan shall have no effect on the benefits of previously retired or terminated persons, except as otherwise expressly provided in the Plan or adopting resolutions or as required by law.

VECTRUS 401(k) PLAN
(Amended and Restated Effective September 27, 2014)

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ARTICLE 1. DEFINITIONS

1.01
"Accounts" means the Employer Account, the Match Account, the Pre-Tax Account, the Roth Account, the After-Tax Account, the Rollover Account, the Roth Rollover Account and the Prior Plan Employer Contribution Account.

1.02
"Actual Deferral Percentage" means, with respect to a specified group of Employees, the average of the Deferral Ratios of the Employees in the specified group. The Actual Deferral Percentage for each group shall be calculated to the nearest one one-hundredth of 1 percent.

1.03
"Affiliated Employer" means any division, subsidiary or affiliated company of the Employer not participating in the Plan and designated by the Board of Directors as an Affiliated Employer for purposes of the Plan during the period for which such designation exists; provided, however, that any such division, subsidiary or affiliated company not participating in the Plan which is:

(a)	a component member of a controlled group of corporations (as defined in Section 414(b) of the Code), which controlled group of corporations includes as a component member the Employer;

(b)	any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer;

(c)	any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; or

(d)	any other entity required to be aggregated with the Employer pursuant to the regulations under Section 414(o) of the Code, shall automatically be an Affiliated Employer hereunder during the period it is a division, subsidiary or affiliated company of the Employer or during such period as may otherwise be determined by the Board of Directors.
Notwithstanding the foregoing, for purposes of the preceding sentence, Section 3.11 and the definitions under Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.04	“After-Tax Contributions” means the After-Tax Contributions contributed pursuant to Section 3.02.

1.05	“After-Tax Account” means the account credited with After-Tax Contributions, including earnings and losses thereon.

1.06	"Annual Dollar Limit" means $200,000, as adjusted from time to time for cost of living in accordance with Section 401(a)(17)(B) of the Code.

1.07	"Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or in any other form following a Participant's retirement or other Severance from Employment.

1.08
"Benefits Administration Committee" means the body, or its successor, that is established by and performs the administrative functions of the Plan, as set forth in ARTICLE 9. Prior to September 27, 2014, the BAC meant the Exelis Benefits Administration Committee as established under the Exelis Salaried Retirement Plan, and prior to October 31, 2011, BAC meant the ITT Benefits Administration Committee as established under the ITT Salaried Retirement Plan.

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1.09
"Beneficiary" means any person, persons or entity designated by a Participant to receive any benefits payable in the event of the Participant's death. However, a married Participant's Spouse shall be the Participant's sole Beneficiary unless or until the Participant elects another Beneficiary with Spousal Consent. If no Beneficiary designation is in effect at the Participant's death or if no person, persons or entity so designated survives the Participant, the Participant's surviving Spouse, if any, shall be the sole Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Participant.

1.10
"Board of Directors" means the board of directors of Vectrus Systems Corporation. Prior to September 27, 2014, Board of Directors meant the board of directors of Exelis Inc. Prior to October 31, 2011, Board of Directors meant the board of directors of ITT Corporation.

1.11	"Catch-Up Contributions" means Deferred Cash Contributions made to the Plan pursuant to Section 3.01(b), which constitute catch-up contributions under Section 414(v) of the Code.

1.12	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13
"Compensation" means regular or base salary or wages paid by the Employer to a Participant while an Eligible Employee for the period specified in the Plan, including amounts that are contributed by the Employer pursuant to a salary reduction agreement and that are not includible in the gross income of the Participant under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 457(b) of the Code, subject to the following special rules:

(a)	For a Participant's initial year of participation, Compensation shall be recognized as of such Eligible Employee's effective date of participation pursuant Section 2.02.

(b)
If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

(c)
Compensation for a Plan Year shall not exceed the Annual Dollar Limit. For purposes of determining the amount of Deferred Cash Contributions that a Participant may make in any Plan Year, the applicable maximum percentage limit specified in Section 3.01(a) shall be applied to Compensation up to the Annual Dollar Limit and the resulting dollar amount shall be the maximum amount of contributions the Participant may make for the Plan Year, subject to the dollar limit under Section 402(g) of the Code with respect to a Participant's Deferred Cash Contributions.

(d)
Compensation for purposes of determining a Participant's Deferred Cash Contributions shall not include amounts that are excluded from compensation within the meaning of Section 415(c)(3) of the Code and Treas. Reg. § 1.415(c)(2).

(e)	Compensation shall include military differential wage payments (as defined in Section 3401(h)(2) of the Code) paid to an individual by the Employer.

1.14
"Contribution Percentage" means, with respect to a specified group of Eligible Employees, the average of the Contribution Ratios for the Eligible Employees in the specified group. The Contribution Percentage for a specified group shall be calculated to the nearest one one-hundredth of 1 percent.

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1.15	"Contribution Ratio" means, with respect to an Eligible Employee for a Plan Year, the ratio calculated by dividing the amount determined under (a) below by the amount determined under (b) below.

(a)
The Eligible Employee's After-Tax Contributions and Matching Contributions (excluding any Matching Contributions forfeited under the provisions of Sections 3.01 and 3.08) for that Plan Year. For this purpose:

(i)	After-Tax Contributions shall be taken into account if they are withheld for the Plan Year and are paid to the Trustee within a reasonable period after having been withheld; and

(ii)
Matching Contributions shall be taken into account only if they are allocated to the Eligible Employee's Match Account as of a date within the Plan Year; they relate to an Employee's contributions for the Plan Year; and they are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

(b)
The Eligible Employee's Statutory Compensation for the entire Plan Year; provided that, upon the direction of the Benefits Administration Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Participant.

The Contribution Ratio for each Eligible Employee shall be calculated to the nearest one one-hundredth of 1 percent.

1.16
“Contributing Participant" means any Participant who is making Deferred Cash Contributions pursuant to Section 3.01 and/or After-Tax Contributions pursuant to Section 3.02 after meeting the eligibility requirements of Section 2.01(b).

1.17
“Davis-Bacon Act" means the Davis-Bacon Act (40 U.S.C. Section 276(a) et seq., as amended from time to time), which guarantees minimum wages to laborers and mechanics employed on federal government contracts from the construction, alteration or repair of public buildings or works. The minimums are the amounts found by the Secretary of Labor to be prevailing for similar workers in the area in which the work is to be done.

1.18	"Deferral Ratio" means, with respect to an Eligible Employee for a Plan Year, the ratio calculated by dividing the amount determined under (a) below by the amount determined under (b) below.

(a)
The sum for the Plan Year of the Eligible Employee's Deferred Cash Contributions made pursuant to Section 3.01(a) (including Deferred Cash Contributions returned to a Highly Compensated Employee under Section 3.01(e) and Deferred Cash Contributions returned to any Eligible Employee pursuant to Section 3.01(f)). For this purpose, Deferred Cash Contributions may be taken into account for a Plan Year only if they:

(i)
relate to compensation that either would have been received by the Eligible Employee in the Plan Year but for the deferral election or are attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2½ months after the close of the Plan Year but for the deferral election;

(ii)	are allocated to the Eligible Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date; and

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(iii)	are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.

(b)
The Eligible Employee's Statutory Compensation for the entire Plan Year, provided that, upon the direction of the Benefits Administration Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Participant.

The Deferral Ratio for each Eligible Employee shall be calculated to the nearest one one-hundredth of 1 percent.

1.19	"Deferred Cash Contributions" means the Pre-Tax Contributions and Roth Contributions contributed pursuant to Section 3.01.

1.20	"Discretionary Profit Sharing Contributions" means discretionary Employer contributions made pursuant to Section 3.04(c).

1.21
"Earnings" means the amount of income, if any, to be returned with any excess deferrals, excess contributions, or excess aggregate contributions under Sections 3.01, 3.02, 3.08, and/or 3.09 for the Plan Year, determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code.

1.22	"Effective Date" means September 27, 2014. The original effective date of the Plan was September 1, 1992.

1.23	"Eligible Employee" means an Employee described in (a) below excluding any Employee described in (b) below.

(a)
An Eligible Employee is any Employee of the Employer included in a benefit group or project (i.e., SCA contract, union or management group) specified in Appendix A who satisfies (i), (ii) or, effective May 7, 2012, (iii) below, but who is not otherwise excluded under (b) below:

(i)	An Employee who is paid from a payroll maintained in the United States.

(ii)	An Employee who is not eligible under (i) above and is paid in United States currency and is a United States citizen or tax resident as defined in Section 7701(b) of the Code.

(iii)	Effective May 7, 2012, an Employee who is not eligible under (i) above and who is not eligible under (ii) above solely because he or she is not paid in United States currency, provided:

(A)	he or she is paid in the currency prescribed under the applicable contract;

(B)	he or she is a United States citizen or tax resident as defined in Section 7701(b) of the Code; and

(C)
he or she is subject to United States employment and income taxes and his or her United States employment and income taxes and his or her contributions to employee benefit plans are calculated and deducted from pay on the basis of United States currency.

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If such Employee's status is subsequently reclassified so that he or she is subject to employment or other residency tax obligations in his or her host country, he or she shall immediately cease to be an Eligible Employee.

(b)	Notwithstanding anything contained herein to the contrary an Eligible Employee does not include:

(i)
an Employee who is eligible to participate in any other 401(k) plan sponsored by the Employer or any Affiliated Employer, including but not limited to any employee who is eligible to participate in a multiemployer plan to which the Employer or any Affiliated Employer is obligated to remit and/or make contributions;

(ii)	an Employee working in Puerto Rico;

(iii)	an Employee working for Vectrus Federal Services International, LTD; or

(iv)	an Employee of an Affiliated Employer, unless such Affiliated Employer has adopted the Plan pursuant to Section 11.03.

1.24	"Employee" means any person employed by the Employer or an Affiliated Employer who receives compensation other than a pension, severance pay, retainer or fee under contract but excluding:

(a)	any Leased Employee;

(b)	any person who is included in a unit of employees covered by a collective bargaining agreement that does not provide for his or her participation in the Plan;

(c)	any person on the payroll of a third party with whom the Employer has contracted for the provision of such person's services;

(d)	any person who is a nonresident alien and receives no earned income from the Employer that constitutes income from sources within the United States as defined in Section 410(b)(3)(C) of the Code; and

(e)
any person classified as an independent contractor or consultant by the Employer, (regardless of the status of the individual for income tax withholding or other purposes) for any period during which he or she is so classified, even if such classification is later changed by a court, administrative agency, or prospectively by the Employer.

The term "employee," as used in this Plan, means any individual who is employed by the Employer or an Affiliated Employer as a common law employee of the Employer or Affiliated Employer, regardless of whether the individual is an "Employee," and any Leased Employee.

1.25
“Employee Plans Compliance Resolution System” means the procedure through which the Plan’s tax-qualified status may be corrected pursuant to Revenue Procedure 2013-12, 2014-4 I.R.B. 313, or any subsequent guidance issued by the Internal Revenue Service.

1.26	"Employer" means:

(a)
Vectrus Systems Corporation (known prior to September 27, 2014, as Exelis Systems Corporation, prior to October 31, 2011, as ITT Systems Corporation (which effective January 1, 2010, included the entity previously known as ITT Federal Services International Corporation) and prior to January 1, 2010 as ITT Corporation, Systems Division) or any successor by merger, purchase or otherwise, with respect to its Employees;

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(b)	any predecessor that maintained the Plan with respect to its Employees; and

(c)	any other company or division participating in the Plan as provided in Section 11.03, with respect to its Employees, as approved by the Board of Directors or its delegate.

1.27
"Employer Account" means the account credited with Discretionary Profit Sharing Contributions, Floor Contributions, Fringe Contributions, and Money Purchase Contributions, including any earnings and losses thereon.

1.28	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29	“Exelis Stock” means that portion of the Plan that consists of amounts invested in the common stock of Exelis Inc.

1.30	“Exelis Stock Fund” means the Investment Fund under the Plan that is invested in Exelis Stock.

1.31	"Floor Contributions" means Employer contributions made pursuant to Section 3.04(a).

1.32	"Fund" or "Investment Fund" means the separate funds in which contributions to the Plan are invested in accordance with ARTICLE 4.

1.33	"Fringe Contributions" means Employer contributions made pursuant to Section 3.04(b).

1.34	"Highly Compensated Employee" means for a Plan Year any employee of the Employer or an Affiliated Employer (whether or not eligible for participation in the Plan) who:

(a)	was a 5-percent owner (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year; or

(b)
for the preceding Plan Year received Statutory Compensation in excess of $80,000. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer that constitutes income from sources within the United States shall be disregarded for all purposes of this Section.
The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.35	“ISP” means the Exelis Salaried Investment and Savings Plan (as amended and restated effective January 1, 2014), including any amendments made thereto prior to the Effective Date.

1.36
"Leased Employee" means any person (other than a common law employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Employer. In the case of any person who is a Leased Employee (or who would qualify as a Leased Employee but for the requirement that substantially full-time service be performed for one year) before or after a period of service as an Employee, the entire period during which he has performed services as a Leased

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Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant of the Plan.

1.37	"Match Account" means the account credited with Matching Contributions made pursuant to Section 3.03, including any earnings and losses thereon.

1.38	"Matching Contributions" means amounts contributed pursuant to Section 3.03.

1.39	"Money Purchase Contributions" means Employer money purchase plan contributions made to the Plan prior to January 1, 1995.

1.40	"Nonhighly Compensated Employee" means for any Plan Year an employee of the Employer or an Affiliated Employer who is not a Highly Compensated Employee for that Plan Year.

1.41	"Notice" means the indication by the Employee of his or her wishes through the written, electronic, or telephonic means, provided for the particular purpose by the Benefits Administration Committee.

1.42
"PFTIC" means the Vectrus Pension Fund Trust and Investment Committee, or its successor, a body that is established by and performs the investment functions of the Plan set forth in ARTICLE 9. Prior to September 27, 2014, the PFTIC meant the Exelis Pension Fund Trust and Investment Committee, as established under the Exelis Salaried Retirement Plan, and prior to October 31, 2011, PFTIC meant the ITT Pension Fund Trust and Investment Committee as established under the ITT Salaried Retirement Plan.

1.43	"Participant" means any person included in the Plan as provided in ARTICLE 2. A person shall remain a Participant until his or her Accounts have been fully distributed from the Plan.

1.44
"Plan" means the Vectrus 401(k) Plan. Prior to September 27, 2014, Plan meant the Exelis Systems Corporation Retirement and Savings Plan, prior to October 31, 2011, Plan meant the ITT Systems Corporation Retirement/Savings Plan and prior to January 1, 2010, Plan meant the ITT Corporation, Systems Division Retirement/Savings Plan.

1.45	"Plan Year" means the 12-month period beginning on any January 1st.

1.46	"Pre-Tax Account" means the account credited with Pre-Tax Contributions, including earnings and losses thereon.

1.47
"Pre-Tax Contributions" means the amount of Deferred Cash Contributions contributed by a Participant to the Plan on a pre-tax basis pursuant to Section 3.01 and that the Participant has not elected to include in income as designated Roth Contributions pursuant to Section 3.01(c).

1.48	"Prevailing Wage Determination" means the document used to determine the fringe benefit rate for workers covered by SCA or Davis-Bacon Act contracts.

1.49
“Prior Plan Employer Contribution Account” means the amounts credited to a Participant’s Prior Plan Account, Prior ESOP Account, Company Floor Account, Prior Company Matching Account, Company Base Account and Company Matching Accounts (as those terms are defined in Sections 2.48, 2.47, 2.18, 2.46, 2.16 and 2.19 of the ISP), including earnings and losses thereon, transferred from the ISP to the Plan.

1.50
"Qualified Joint and Survivor Annuity" means, with respect to a Participant who is not married on his or her Annuity Starting Date, an annuity payable for the life of the Participant, and with respect to a Participant who is married on his or her Annuity Starting Date, an annuity payable for the life of

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a Participant, and after his or her death, an annuity payable to his or her Spouse for life at the rate of not less than 50 percent nor more than 100 percent of the amount payable to the Participant.

1.51
"Rollover Account" means the account credited with Rollover Contributions made by a Participant, including any earnings and losses thereon. Any after-tax amounts that are rolled into the Plan shall be accounted for separately in the Rollover Account.

1.52	"Rollover Contributions" means amounts contributed pursuant to Section 3.05.

1.53	"Roth Account" means the account credited with Roth Contributions, including earnings and losses thereon.

1.54	“Roth Catch-Up Contributions” means Deferred Cash Contributions made to the Plan pursuant to Section 3.01(c), which constitute catch-up contributions under Section 414(v) of the Code.

1.55
"Roth Contributions" means the amount of Deferred Cash Contributions contributed under Section 3.01 that the Participant elected to include in gross income at the time deferred pursuant to Section 3.01(c).

1.56
“Roth Rollover Account” means the account credited with Roth Rollover Contributions made by a Participant, including any earnings and losses thereon. Any Roth Rollover Contributions that are rolled into the Plan shall be accounted for separately in the Roth Rollover Account.

1.57	“Roth Rollover Contribution” means the amounts contributed pursuant to Section 3.05 attributable to designated Roth contributions, including designated Roth catch-up contributions.

1.58
“SCA or Service Contract Act” means the McNamara-O’Hara Service Contract Act (41 U.S.C. section 351 et seq., as amended from time to time), which requires contractors and subcontractors performing services on prime contracts in excess of $2,500 to pay service employees in various classes no less than the wage rates and fringe benefits found prevailing in the locality, or the rates (including prospective increases) contained in a predecessor contractor's collective bargaining agreement. The Department of Labor issues wage determinations on a contract-by-contract basis in response to specific requests from contracting agencies. These determinations are incorporated into the contract.

1.59
“Severance from Employment” means the termination from employment with the Company and all Affiliated Employers for any reason, including, but not limited to, retirement, death, disability, resignation or dismissal by the Employer or an Affiliated Employer; provided, however, that transfer in employment between the Employer and any Affiliated Employer shall not be deemed to be “Severance from Employment.” With respect to any leave of absence and any period of service in the uniformed services of the United States, Section 3.14 shall govern.

1.60
"Spousal Consent" means the written consent of a Participant's Spouse to the Participant's designation of a specified Beneficiary other than the Participant’s Spouse, or, with respect to Money Purchase Contributions, to the Participant's application to receive an in-service withdrawal under Section 6.03, the Participant's application for a loan from the Plan pursuant to Section 7.05(a)(i) or the Participant's application to receive a distribution pursuant to Section 8.02(a)(ii)(B). The Spouse's consent shall be witnessed by a notary public. The consent of the Spouse shall also acknowledge the effect on him or her of the Participant's election. The requirement for Spousal Consent may be waived by the Benefits Administration Committee if it believes there is no Spouse or the Spouse cannot be located or because of such other circumstances as may be established by applicable law.

1.61	“Spouse” means the person to whom the Participant is lawfully married as of any applicable date. Effective December 16, 2013. a lawful marriage is one that is entered into in a State or foreign

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jurisdiction pursuant to the laws of that State or foreign jurisdiction, regardless of whether the marriage is recognized in the State or foreign jurisdiction whether the Participant and/or his or her Spouse reside.

1.62
"Statutory Compensation" means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered to the Employer or an Affiliated Employer, including by way of example, overtime, bonuses, and commissions, but excluding deferred compensation, stock options, and other distributions that receive special tax benefits under the Code (i.e., "simplified compensation" pursuant to Treas. Reg. § 1.415(c)-2(d)(2)) plus:

(a)
amounts that are contributed by the Employer or an Affiliated Employer pursuant to a salary reduction agreement that are not includible in the gross income of the Participant under Sections 125(a), 132(f)(4), 402(e)(3), 401(h)(1)(B), 402(k) and/or 457(b) of the Code;

(b)	compensation paid after severance from employment as described in Treas. Reg. §§ 1.415(c)-2(e)(3)(i), (ii) and (iii)(A);

(c)	salary continuation payments for military service as described in Treas. Reg. § 1.415(c)-2(e)(4);

(d)	foreign income as described in Treas. Reg. § 1.415(c)-2(g)(5)(i), excluding amounts described in Treas. Reg. § 1.415(c)-2(g)(5)(ii); and

(e)	differential wage payments (as defined in Section 3401(h)(2) of the Code) paid to an individual by the Employer or an Affiliated Employer.
Payments not described above, including, but not limited to, amounts described in Treas. Reg. §§ 1.415(c)-2(e)(3)(iii)(B) and (iv), shall not be considered Statutory Compensation if paid after severance from employment, even if such amounts are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment.
Statutory Compensation shall not exceed the Annual Dollar Limit.

1.63
"Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder that renders such Participant incapable of continuing usual and customary employment with the Employer, as evidenced by the Participant's eligibility for benefits under the Employer's long-term disability plan or the Participant's award of Social Security disability insurance benefits.

1.64
"Trust" or "Trust Fund" means the fund established by the PFTIC as part of the Plan into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.

1.65	"Trustee" means the trustee holding the funds of the Plan as provided in ARTICLE 10.

1.66	“United States” means the United States as defined in Section 7701(a)(9) of the Code.

1.67	"Valuation Date" means each trading day of the New York Stock Exchange.

1.68	“Vectrus Stock” means that portion of the Plan that consists of amounts invested in the common stock of Vectrus, Inc.

1.69	“Vectrus Stock Fund” means the Investment Fund under the Plan that is invested in Vectrus Stock.

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ARTICLE 2.    ELIGIBILITY AND PARTICIPATION

2.01	Eligibility
Each person who was a Participant on September 27, 2014, shall continue to be a Participant on and after September 27, 2014.
Except as otherwise provided in a collective bargaining agreement applicable to a benefit group or project listed in Appendix A, an Eligible Employee shall be eligible to become a Participant as follows:

(a)	With respect to Floor Contributions and Fringe Contributions, an Eligible Employee shall be eligible to become a Participant on the date he becomes an Eligible Employee.

(b)
With respect to Deferred Cash Contributions, After-Tax Contributions and Matching Contributions, an Eligible Employee shall be eligible to become a Contributing Participant on the first day of the month following the date he completes 30 days of employment with the Employer.

2.02	Participation
An Eligible Employee shall become a Participant on the day he or she becomes an Eligible Employee. An Eligible Employee who has satisfied the eligibility requirement of Section 2.01(b) shall become a Contributing Participant as of the first day of the next available pay period (based on administrative processing deadlines) following the date he or she elects to make Deferred Cash Contributions pursuant to Section 3.01 and/or After-Tax Contributions pursuant to Section 3.02.

2.03	Reemployment of Former Employees and Former Participants
Any person reemployed by the Employer as an Eligible Employee, who was previously a Participant or who was previously eligible to become a Participant, shall become a Participant on the date he or she is reemployed as an Eligible Employee and shall become a Contributing Participant as of the first day of the next available pay period (based on administrative processing deadlines) following the date he elects to make Deferred Cash Contributions pursuant to Section 3.01 and/or After-Tax Contributions pursuant to Section 3.02 following his or her reemployment as an Eligible Employee. Any person reemployed by the Employer as an Eligible Employee who was not previously eligible to become a Participant shall become a Participant as of the date he or she is reemployed as an Eligible Employee. Once such person has satisfied the eligibility requirement under Section 2.01(b), he or she shall become a Contributing Participant as of the first day of the next available pay period (based on administrative processing deadlines) following the date he or she elects to make Deferred Cash Contributions pursuant to Section 3.01 and/or After-Tax Contributions pursuant to Section 3.02.

2.04	Transferred Participants
A Participant who remains in the employ of the Employer or an Affiliated Employer but ceases to be an Eligible Employee shall continue to be a Participant in the Plan but shall not be eligible to make Deferred Cash Contributions, After-Tax Contributions or receive allocations of any Employer contributions while his or her employment status is other than as an Eligible Employee.

2.05	Termination of Participation
A Participant's participation shall terminate on the date he or she is no longer employed by the Employer or any Affiliated Employer unless the Participant is entitled to benefits under the Plan in which event his or her participation shall terminate when those benefits are distributed to him or her.

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ARTICLE 3.    CONTRIBUTIONS

3.01	Deferred Cash Contributions

(e)
Any Participant may elect in accordance with procedures prescribed by the Benefits Administration Committee to reduce by a specified percentage his or her Compensation payable while a Participant and have that amount contributed to the Plan by the Employer as Deferred Cash Contributions. Such specified percentage shall be in a multiple of 1 percent and, taken together with his or After-Tax Contributions, the maximum percentage shall be 70 percent. Notwithstanding the foregoing, the Benefits Administration Committee may limit the Deferred Cash Contributions made on behalf of a Highly Compensated Employee to the extent necessary to meet the nondiscrimination requirements of the Code. Deferred Cash Contributions shall be further limited as provided in this ARTICLE 3. Deferred Cash Contributions shall be paid to the Trustees as soon as practicable, but in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash.

(f)
Any Participant who has attained or will attain age 50 by the last day of a Plan Year may elect, in accordance with procedures prescribed by the Benefits Administration Committee, to make Catch-Up Contributions for any Plan Year in accordance with and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall be subject to the following special rules:

(i)
A Participant's Catch-Up Contributions shall not be taken into account for purposes of applying the limitations under Sections 402(g) and 415 of the Code and Participants' Catch-Up Contributions shall not be taken into account in applying the ADP Test under Section 3.08.

(ii)
The determination of whether a Deferred Cash Contribution under this Section constitutes a Catch-Up Contribution for any Plan Year shall be made as of the end of such Plan Year, in accordance with Section 414(v) of the Code. Deferred Cash Contributions that are intended to be Catch-Up Contributions for a Plan Year but that do not qualify as Catch-Up Contributions as of the end of the Plan Year shall be treated for all purposes under the Plan as Deferred Cash Contributions made under Section 3.01(a).

(iii)
In the event that the sum of a Participant's Catch-Up Contributions and similar contributions to any other qualified defined contribution plan and/or Code Section 403(b) plan maintained by the Employer or an Affiliated Employer exceeds the dollar limit on catch-up contributions under Section 414(v) of the Code for any calendar year as in effect for such calendar year, the Participant shall be deemed to have elected a return of the Catch-Up Contributions in excess of the limit under Section 414(v) of the Code and such amount shall be treated in the same manner as "excess deferrals" under Section 3.01(e).

(iv)
If a Participant makes catch-up contributions under a qualified defined contribution plan and/or a plan maintained pursuant to Section 403(b) of the Code maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions, when added to his or her Catch-Up Contributions, exceed the dollar limit on catch-up contributions under Section 414(v) of the Code for that calendar year, the Participant may allocate all or a portion of such "excess catch-up contributions" to this Plan. In the event such Participant notifies the Benefits Administration Committee of the "excess catch-up contributions" in the same manner as is required for allocated "excess deferrals" under Section 3.01(f),

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such "excess catch-up contributions" shall be distributed in the same manner as "excess deferrals" under Section 3.01(f).

(v)	The Employer shall not take a Participant's Catch-Up Contributions into account for purposes of determining the amount of Employer Matching Contributions under Section 3.03 for a Plan Year.

(vi)	A Participant's Catch-Up Contributions shall be subject to the same withdrawal and distribution restrictions as Deferred Cash Contributions made under Section 3.01(a).

(g)
Unless a Participant makes an election under the provisions of this paragraph (c), Deferred Cash Contributions and Catch-Up Contributions made by a Participant under paragraphs (a) and (b) above shall be deemed to be Pre-Tax Contributions. In lieu of making Deferred Cash Contributions and Catch-Up Contributions on a pre-tax basis pursuant to the provisions of paragraphs (a) and (b) above, a Participant may elect, in accordance with procedures prescribed by the Benefits Administration Committee, to have some or all of the Deferred Cash Contributions and/or Catch-Up Contributions that otherwise would be contributed to the Plan on a pre-tax basis designated as Roth Contributions or Roth Catch-Up Contributions, as applicable, and included in his or her gross income at the time of deferral. Such election, once made, may only be revoked with respect to Deferred Cash Contributions to be contributed after the effective date of the revocation election.

(h)
In no event shall the sum of a Participant's Deferred Cash Contributions and similar contributions made on his or her behalf by the Employer or an Affiliated Employer to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed the dollar limit on elective deferrals under Section 402(g) of the Code as in effect for such calendar year, except as permitted under Section 414(v) of the Code. If a Participant's Deferred Cash Contributions in a calendar year reach the dollar limit, his or her election of Deferred Cash Contributions for the remainder of the calendar year will be canceled. As of the first pay period of the calendar year following such cancellation, the Participant's election of Deferred Cash Contributions shall again become effective in accordance with his or her previous election, unless the Participant elects otherwise in accordance with Section 3.06.

(i)
In the event that the sum of a Participant's Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limit on elective deferrals under Section 402(g) of the Code for any calendar year as in effect for such calendar year, the Benefits Administration Committee, under uniform rules equally applicable to similarly situated Participants, shall determine how to apply the limit on elective deferrals under Section 402(g) of the Code. In making its decision, the Benefits Administration Committee shall take into account the applicable provisions of the other qualified defined contribution plans. If amounts in excess of the limit under Section 402(g) of the Code ("excess deferrals") are attributed to this Plan, the excess deferrals, together with Earnings, shall be returned to the Participant no later than April 15 following the end of the calendar year in which the excess deferrals were made. The amount of any excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.08 for that calendar year. In the event any Deferred Cash Contributions returned under this paragraph were matched by Matching Contributions under Section 3.03, those Matching Contributions, together with Earnings, shall be forfeited and treated as Suspense Amounts. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

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(j)
If a Participant makes tax-deferred contributions under another qualified defined contribution plan and/or a plan maintained pursuant to Section 403(b) of the Code by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his or her Deferred Cash Contributions exceed the dollar limit on elective deferrals under Section 402(g) of the Code for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In the event a Participant has made both Pre-Tax Contributions and Roth Contributions for the applicable calendar year, the excess deferrals shall be first attributed to the Participant's Pre-Tax Contributions. In that event, such excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Benefits Administration Committee in writing by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.08 for that calendar year. In the event any Deferred Cash Contributions returned under this paragraph were matched by Matching Contributions under Section 3.03, those Matching Contributions, together with Earnings, shall be forfeited and treated as Suspense Amounts. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

3.02	After-Tax Contributions
Any Participant may elect in accordance with procedures prescribed by the Benefits Administration Committee to contribute as After-Tax Contributions any whole percentage of Compensation up to a total of 25% for Participants who are Nonhighly Compensated Employees and 12% for Participants who are Highly Compensated Employees. Such specified percentage shall be in a multiple of 1 percent and, taken together with his Deferred Cash Contributions, including Catch-Up Contributions and Roth Catch-Up Contributions, the maximum percentage shall be 70 percent. Notwithstanding the foregoing, the Benefits Administration Committee may limit the After-Tax Contributions made on behalf of a Highly Compensated Employee to the extent necessary to meet the nondiscrimination requirements of the Code. If any amount of the After-Tax Contributions is deemed an excess aggregate contribution under Section 3.09, such excess aggregate contribution, together with Earnings, shall be returned to the Contributing Participant.
After-Tax Contributions shall be paid to the Trustee as soon as practicable, but in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash.

3.03	Matching Contributions
An Employer may make Matching Contributions pursuant to any applicable benefit group or project (i.e., SCA contract, union or management group) on behalf of some or all of its Eligible Employees for any Plan Year in relation to Deferred Cash Contributions and/or After-Tax Contributions as set forth in Appendix A, if any. Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.08, and 3.09. If any portion of the Deferred Cash Contributions and/or After-Tax Contributions to which Matching Contributions relate is returned to a Participant under Section 3.01, 3.08, or 3.09, the corresponding Matching Contribution shall be forfeited. If any amount of the Matching Contribution is deemed an excess aggregate contribution under Section 3.09, such excess aggregate contribution, together with Earnings, shall be forfeited in accordance with the provisions of that Section. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

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Matching Contributions under this Section shall be paid to the Fund no later than the time (including extensions) prescribed by law for the filing of the Employer's federal income tax return for the year for which the contributions are made.

3.04	Non-Matching Employer Contributions

(a)
An Employer may, in its sole discretion, make discretionary Floor Contributions for any Plan Year on behalf of some or all of its Eligible Employees who have become Participants. Such Floor Contributions shall equal a uniform percentage of each such Participant's Compensation or other specified amount for the Plan Year, the exact percentage or amount, if any, to be determined for any Plan Year by the Employer.

(b)
Each Plan Year, an Employer may make, on behalf of each Participant who is covered by the Davis-Bacon Act or the SCA, Fringe Contributions equal to the fringe rate determined under the Prevailing Wage Determination for services performed under the Davis-Bacon Act or the SCA, less any fringe benefit provided outside of the Plan.

(c)
Each Plan Year, an Employer may make Discretionary Profit Sharing Contributions, on behalf of some or all of its Eligible Employees who have become Participants. Such Discretionary Profit Sharing Contributions shall be allocated among the eligible Participants in such amount and in such manner as shall be determined by the Employer.

(d)
An Employer may make "qualified non-elective contributions" or “corrective employer non-elective contributions” to the Plan pursuant to the provisions of the Employee Plans Compliance Resolution System. Any such contributions shall be held in a separate account, which shall be considered an "Account" as defined in Section 1.01.

All Employer contributions under this Section 3.04 shall be paid to the Fund no later than the time (including extensions) prescribed by law for the filing of the Employer's federal income tax return for the year for which the contributions are made.

3.05	Rollover Contributions
With the permission of the Benefits Administration Committee and without regard to any limitations on contributions set forth in this ARTICLE 3, the Plan may accept from or on behalf of an Eligible Employee, whether or not he has met the eligibility requirements for participation, a Rollover Contribution in cash, consisting of any amount previously received (or deemed to be received) by him from an "eligible retirement plan." Such Rollover Contributions shall be subject to the following:

(a)	For purposes of this Section, "eligible retirement plan" means:

(i)	a qualified plan described in Section 401(a) of the Code;

(ii)	an annuity plan described in Section 403(a) of the Code;

(iii)	an annuity contract described in Section 403(b) of the Code; and

(iv)	an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
Notwithstanding the above, an "eligible retirement plan" with respect to a rollover of designated Roth contributions, including designated Roth catch-up contributions, and any earnings and losses thereon shall refer solely to plans described under clause (i), (iii) and (iv) above.

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(b)	Such Rollover Contribution may be received in either of the following ways:

(vii)
The Plan may accept such amount as a direct rollover of an eligible rollover distribution from an eligible retirement plan, including a plan that is qualified under Section 401(a) of the Code, an annuity plan described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(viii)	The Plan may accept such amount directly from the Employee provided such amount:

(A)	was distributed to the Employee by an eligible retirement plan;

(B)	is received by the Plan on or before the 60th day after the day it was received by the Employee;

(C)	is not attributable to after-tax contributions; and

(D)	is not attributable to Roth contributions..
Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is an eligible rollover to a qualified trust in accordance with applicable law and the Employee provides evidence satisfactory to the Benefits Administration Committee that such amount qualifies for rollover treatment.

3.06	Change in Contributions
The percentages of Compensation designated by a Participant under Section 3.01 or Section 3.02 shall automatically apply to increases and decreases in his or her Compensation. A Participant may change his or her election under Section 3.01 or Section 3.02 by giving such advance Notice as the Benefits Administration Committee or its delegate shall prescribe. The changed percentage shall become effective as soon as practicable after the Benefits Administration Committee or its delegate receives a properly completed Notice.

3.07	Suspension of Contributions

(a)
A Participant may revoke his or her election under Section 3.01 or Section 3.02 by giving such advance Notice as the Benefits Administration Committee or its delegate shall prescribe. The revocation shall become effective as soon as practicable as soon as practicable after the Benefits Administration Committee or its delegate receives a properly completed Notice.

(b)
A Participant who has revoked his or her election under Section 3.01 or Section 3.02 may elect to resume having his or her Compensation reduced in accordance with Section 3.01 or Section 3.02 by giving such advance Notice as the Benefits Administration Committee or its delegate shall prescribe. The resumption of contributions shall become effective as soon as practicable as soon as practicable after the Benefits Administration Committee or its delegate receives a properly completed Notice.

3.08	Actual Deferral Percentage Test ("ADP Test")
With respect to each Plan Year, the amount of Deferred Cash Contributions contributed to the Plan for a Plan Year shall comply with the provisions of Section 401(k)(3) of the Code, including any

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regulations issued thereunder and any subsequent Internal Revenue Service guidance issued under Section 401(k) of the Code. For purposes of determining the Plan's compliance with the foregoing, the current year testing method shall be used.
The Benefits Administration Committee may implement rules limiting the Deferred Cash Contributions that may be made on behalf of some or all Highly Compensated Employees so that limitation set forth in Section 401(k)(3) of the Code may be satisfied. If the Benefits Administration Committee determines that the limitation has been exceeded in any Plan Year, the following provisions shall apply:

(a)
The Deferral Ratio of the Highly Compensated Employee with the highest Deferral Ratio shall be reduced to the extent necessary to meet the ADP Test or to cause such Deferral Ratio to equal the Deferral Ratio of the Highly Compensated Employee with the next highest Deferral Ratio. This process will be repeated until the ADP Test is passed. The amount of Deferred Cash Contributions made by each Highly Compensated Employee in excess of the amount permitted under his or her revised Deferral Ratio shall be added together. This total dollar amount of excess contributions ("excess contributions") shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

(b)	The Deferred Cash Contributions of the Highly Compensated Employee with the highest dollar amount of Deferred Cash Contributions shall be reduced by the lesser of:

(i)
the amount required to cause that Employee's Deferred Cash Contributions to equal the dollar amount of the Deferred Cash Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferred Cash Contributions or

(ii)	an amount equal to the total excess contributions.
This procedure shall be repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with Earnings thereon, shall be treated in accordance with the provisions of paragraph (c). In the event a Participant has made both Pre-Tax Contributions and Roth Contributions for the applicable calendar year, the excess contributions shall be first attributed to the Participant's Pre-Tax Contributions.

(c)
The excess contributions, together with Earnings thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.01 for that Plan Year. In the event any Deferred Cash Contributions returned under this Section were matched by Matching Contributions, such corresponding Matching Contributions, with Earnings thereon, shall be forfeited and treated as Suspense Amounts.

(d)
In the event any Matching Contributions subject to forfeiture under this Section have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

3.09	Contribution Percentage Test ("ACP Test")
With respect to each Plan Year, the amount of Matching Contributions and After-Tax Contributions contributed to the Plan for a Plan Year shall comply with the provisions of Section 401(m)(2) of the

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Code, including any regulations issued thereunder and any subsequent Internal Revenue Service guidance issued under Section 401(m) of the Code. For purposes of determining the Plan's compliance with Section 401(m)(2) of the Code, the current year testing method shall be used. If the Benefits Administration Committee determines that the limitation has been exceeded in any Plan Year, the following provisions shall apply:

(a)
The Contribution Ratio of the Highly Compensated Employee with the highest Contribution Ratio shall be reduced to the extent necessary to meet the test or to cause such Contribution Ratio to equal the Contribution Ratio of the Highly Compensated Employee with the next highest Contribution Ratio. This process shall be repeated until the ACP Test is passed. The amount of Matching Contributions and/or After-Tax Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his or her revised Contribution Ratio shall be added together. This total dollar amount of excess contributions ("excess aggregate contributions") shall then be first allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below and next allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b).

(b)	The Matching Contributions and/or After-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of:

(i)
the amount required to cause that Employee's Matching Contributions and/or After-Tax Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions; or

(ii)	an amount equal to the total excess aggregate contributions.
This procedure shall be repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with Earnings thereon, shall be forfeited or distributed in accordance with the provisions of paragraph (c) below. In the event a Participant has received Matching Contributions and made After-Tax Contributions for the applicable calendar year, the excess contributions shall be first attributed to the Participant’s After-Tax Contributions.

(c)
After-Tax Contributions that are determined to be excess aggregate contributions for a Highly Compensated Employee pursuant to paragraph (b) above shall be reduced, together with Earnings, by being paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made. Matching Contributions that are determined to be excess aggregate contributions for a Highly Compensated Employee pursuant to paragraph (b) above shall be reduced, with the vested Matching Contributions, together with Earnings, being paid to the Participant and the Matching Contributions that are forfeitable under the Plan, together with Earnings, being forfeited and treated as Suspense Amounts.

(d)	In the event any Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

3.10	Additional Discrimination Testing Provisions

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(a)
If any Highly Compensated Employee is a participant of another qualified plan of the Employer or an Affiliated Employer, including an employee stock ownership plan described in Section 4975(e)(7) of the Code but excluding any other qualified plan that must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Benefits Administration Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee made for the applicable Plan Year under all such plans in applying the limitations of Sections 3.08 and 3.09. If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of Sections 3.08 and 3.09 will be those made within the Plan Year.

(b)
In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.08 and 3.09 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (b) only if they have the same plan year.

(c)
The Employer may elect to use Deferred Cash Contributions to satisfy the test described in Section 3.09, provided that the test described in Section 3.08 is met prior to such election and continues to be met following the Employer's election to shift the application of those Deferred Cash Contributions from Section 3.08 to Section 3.09 and provided further that the tests described in Sections 3.08 and 3.09 are both performed on either a prior year testing method or a current year testing method.

(d)
The Employer may authorize that special "qualified non-elective contributions" shall be made for a Plan Year, which shall be allocated in such amounts and to such Participants, who are not Highly Compensated Employees, as the Benefits Administration Committee shall determine, provided such allocation procedure complies with the applicable provisions of Treas. Reg. § 1.401(k)-2(a)(6). The Benefits Administration Committee shall establish such separate accounts as may be necessary. Qualified non-elective contributions shall be 100 percent nonforfeitable when made. Qualified non-elective contributions and any earnings credited on any qualified non-elective contributions shall only be available for withdrawal under the provisions of Section 6.02. Qualified non-elective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.08 and 3.09, where necessary. Qualified non-elective contributions may be taken into account in determining the Actual Deferral Percentage or Contribution Percentage of the Nonhighly Compensated Employees for the current Plan Year under Section 3.08 and/or 3.09 provided the contributions are deemed credited to Participants' Accounts no later than the last day of the Plan Year and are contributed not later than the last day of the Plan Year following the Plan Year being tested.

The Employer may also authorize that special "qualified matching contributions" shall be made for a Plan Year to satisfy the test described in Section 3.08. Such qualified matching contributions must satisfy rules similar to those described above for qualified non-elective contributions.

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(e)
Notwithstanding any provision of the Plan to the contrary, if employees included in a unit of employees covered by a collective bargaining agreement are participating in the Plan and not more than 2 percent of such employees are Highly Compensated Employees and "professional employees" (as such term is defined in Treas. Reg. § 1.410(b)-9), then such employees shall be disregarded in applying the provisions of Section 3.08 and 3.09. However, a separate actual deferral percentage test must be performed for the group of collective bargaining employees on the basis that those employees are included in a separate cash-or-deferred arrangement, provided such group contains at least one Highly Compensated Employee.

(f)
If the Employer elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employer may apply the provisions of Sections 3.08 and 3.09 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.11	Maximum Annual Additions

(f)
The annual addition to a Participant's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Participant's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount that is equal to the lesser of:

(iv)	100 percent of his or her Statutory Compensation for that Plan Year; or

(v)	$40,000, as adjusted pursuant to Section 415(d) of the Code.

(g)
For purposes of this Section, the "annual addition" to a Participant's Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Employer or an Affiliated Employer shall be determined in accordance with (i) and (ii) below.

(i)
The annual addition shall include all of the following amounts that have been allocated to the Participant's Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Employer or an Affiliated Employer:

(A)
the total Employer contributions made on the Participant's behalf by the Employer and all Affiliated Employers, including any Matching Contributions distributed or forfeited under the provisions of Section 3.01, 3.08 or 3.09;

(B)	all Deferred Cash Contributions, including Deferred Cash Contributions distributed under the provisions of Section 3.08;

(C)	all After-Tax Contributions, including After-Tax Contributions distributed under the provisions of Section 3.09;

(D)	forfeitures, if applicable; and

(E)	solely for purposes of the dollar limit under clause (ii) of paragraph (a) above, amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Participant.

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(ii)	The annual addition shall not include:

(A)	Rollover Contributions;

(B)	Roth Rollover Contributions;

(C)	loan repayments made under ARTICLE 7;

(D)	excess deferrals timely distributed from the Plan under Sections 3.01(e) or (f);

(E)	Catch-Up Contributions; and

(F)	Amounts transferred in a plan-to-plan transfer pursuant to Section 414(l) of the Code.

(h)
If the annual addition to a Participant's Accounts for any Plan Year exceeds the limitation in paragraph (a) above, corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System.

(i)
Notwithstanding the provisions of paragraph (c) above, if a Participant is participating in another qualified defined contribution plan of the Employer or an Affiliated Employer during a particular limitation year, and the Participant's annual addition for such limitation year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation, the Benefits Administration Committee, under uniform rules equally applicable to similarly situated Participants, shall determine how to apply the provisions of paragraph (c) above in order to satisfy the limitation. In making its decision, the Benefits Administration Committee shall take into account the applicable provisions of the other qualified defined contribution plans.

3.12	Return of Contributions

(a)
If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(b)
The Employer may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c)
In the event that Deferred Cash Contributions made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section, the elections to reduce Compensation that were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferred Cash Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

(d)
In the event that After-Tax Contributions made under Section 3.02 are returned to the Employee in accordance with the provisions of this Section, the elections to reduce after-tax pay that were made by Participants on whose behalf those contributions were made

Vectrus 401(k) Plan    23

shall be void retroactively to the beginning of the period for which those contributions were made. The After-Tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

3.13	Contributions Not Contingent Upon Profits
The Employer may make contributions to the Plan without regard to the existence or the amount of current and accumulated earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit-sharing plan" for all purposes of the Code.

3.14	Contributions For a Period in Uniformed Services

(a)
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified uniformed service duty will be provided in accordance with Section 414(u) of the Code.

(b)
Without regard to any limitations on contributions set forth in this ARTICLE 3, with respect to a Participant who is reemployed following a period of service in the uniformed services of the United States and while his or her reemployment rights are protected under Section 414(u) of the Code, contributions shall be made in accordance with this Section. For purposes of determining contributions under this Section, a Participant's Compensation for the period of absence shall be deemed to be the rate of Compensation such Participant would have received had such Participant remained employed as an Eligible Employee for that period, or if such rate is not reasonably certain, on the basis of the Participant's rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period. Earnings (or losses) on make-up contributions shall be credited in accordance with the provisions of ARTICLE 4 commencing with the date the make-up contributions are made to the Trustee.

(i)
The Employer shall make on behalf of such Participant any Floor Contributions and Discretionary Profit Sharing Contributions that would have been contributed to the Plan in accordance with the provisions of the Plan had the Participant remained continuously employed by the Employer throughout such period of absence ("make-up Floor Contributions or "make-up Discretionary Profit Sharing Contributions"). Such make-up Floor Contributions and make-up Discretionary Profit Sharing Contributions shall be made within 90 days of the Participant's reemployment or when the contributions are otherwise due for the Plan Year in which the period of absence occurred, if later; provided, however, that if it is impossible or unreasonable for the Employer to make the contributions within that time period, the contributions must be made as soon as practicable following the Participant's date of reemployment. Make-up Floor Contributions and make-up Discretionary Profit Sharing Contributions shall be limited as provided in Section 3.04 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

(ii)
The Participant may elect to contribute to the Plan the Deferred Cash Contributions and/or After-Tax Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had such Participant remained continuously employed by the Employer throughout such period of absence ("make-up Deferred Cash Contributions" and “make-up After-Tax Contributions”). Make-up Deferred Cash Contributions and make-up After-Tax Contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Participant's Severance from Employment (unless he or she is subsequently rehired). The make-up period shall start on the later of

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the Participant's date of reemployment or the date the Employer notifies the Participant of his or her rights under this Section. Make-up Deferred Cash Contributions shall be limited as provided in Section 3.01 and make-up After-Tax Contributions shall be limited as provided in Section 3.02 and 3.09 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

(iii)
If a Participant elects to make make-up Deferred Cash Contributions and/or After-Tax Contributions under subparagraph (ii) above, the Employer shall make any new Matching Contributions ("make-up Matching Contributions") on the make-up Deferred Cash Contributions that would have been made to the Plan in accordance with Section 3.03 had the Participant remained continuously employed by the Employer throughout such period. Such make-up Matching Contributions shall be made at the same time as Matching Contributions are required to be made for Deferred Cash Contributions made during the same period as the Make-up Deferred Cash Contributions are made. Any limitations on Matching Contributions described in Sections 3.03 and 3.09 shall be applied with respect to the Plan Year or Plan Years to which such make-up Matching Contributions relate rather than the Plan Year or Plan Years in which payment is made.

(c)
All contributions under this Section other than Catch-Up Contributions made pursuant to this Section and Section 3.01(b) are considered "annual additions," as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.11 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

(d)
Notwithstanding any other provisions of this Section, the maximum amount of make-up contributions that may be made by or on behalf of a Participant shall be reduced by the actual amount of Floor Contributions, Discretionary Profit Sharing Contributions, Deferred Cash Contributions (including Catch-Up Contributions), After-Tax Contributions and Matching Contributions, as applicable, made by or on behalf of the Participant during his or her period of service in the uniformed services as a result of differential wage payments (as defined in Section 3401(h) of the Code ) that were made to the Participant.

(e)
If a Participant dies while performing qualified military service (within the meaning of Section 414(u) of the Code), the Participant’s Beneficiary will be entitled to any additional benefits (other than contributions and benefit accruals relating to the period of qualified military service) provided under the Plan as though the Participant had resumed employment and then experienced a Severance from Employment on account of his or her death.

ARTICLE 4.    INVESTMENT OF CONTRIBUTIONS

4.01	Management of Funds
The PFTIC shall be responsible for the management of the assets of the Plan, except as otherwise expressly provided herein.

(a)	The PFTIC shall have the authority, powers, and responsibilities delegated and allocated to it in Section 9.05.

(b)
All the funds of the Plan shall be held by the Trustee appointed by the PFTIC, in a trust under a trust instrument adopted, or as amended, by the PFTIC for use in providing the benefits of the Plan and paying any Plan expenses not paid directly by the Employer; provided; however, that the PFTIC may, in its discretion, also enter into any type of contract

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with any insurance company or companies selected by it for providing benefits under the Plan.

4.02	Investment Funds

(a)	Contributions to and amounts held in Participant’s Accounts shall be invested by the Trustee in one or more Investment Funds as authorized by the PFTIC. Such Investment Funds shall include:

(i)	such Target Retirement Funds as the PFTIC shall select; and

(ii)	for such period after the Effective Date as determined by the Employer, the Vectrus Stock Fund and the Exelis Stock Fund.
Such Investment Funds may also include equity funds, international equity funds, fixed income funds, money market funds, and other funds as the PFTIC elects to offer.

(b)
In any Investment Fund, the Trustee may temporarily hold cash or make short-term investments in obligations of the United States Government, commercial paper or an interim investment fund for tax-qualified employee benefit plans established by the Trustee, unless otherwise provided in the applicable trust agreement or by applicable law. Notwithstanding the foregoing, the Trustee in its discretion may hold such amounts in cash, consistent with its obligations as Trustee, as it deems advisable in accordance with the provisions of the trust agreement.

(c)
For the purpose of determining the value of Vectrus Stock and Exelis Stock held hereunder, in the event such stock is traded on a national securities exchange, such stock shall be valued as of the closing quoted selling price of such stock on the New York Stock Exchange composite tape on the applicable Valuation Date. In the event such Vectrus Stock or Exelis Stock is not traded on a national securities exchange, such shares shall be valued in good faith by an independent appraiser selected by the Trustee and meeting requirements similar to those in the regulations prescribed under Section 170(a)(1) of the Code.

(d)
The Plan is intended to constitute a plan described in Section 404(c) of ERISA. Consequently, each Participant is solely responsible for the selection of his or her investment options. The Trustees, the Benefits Administration Committee, the Employer, the PFTIC and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his or her Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund.

(e)
The Trustee, or such other custodian as the PFTIC may designate, shall maintain the Vectrus Stock Fund and the Exelis Stock Fund. It is specifically contemplated that the Vectrus Stock Fund will not operate as an employee stock ownership plan that is designed to invest primarily in Vectrus Stock, within the meaning of Section 4975(e)(7) of the Code.

(f)	Dividends, interest, and other distributions received on the assets held by the Trustee in respect to the Investment Funds shall be reinvested in the respective Investment Fund.

4.03	Investment of Contributions
Contributions under the Plan shall be invested by the Trustee as follows:

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(e)
Subject to the provisions of (b) and (c) below, a Participant shall make one investment election, in multiples of 1%, covering his or her Accounts inclusive of his or her Employer Account, Match Account, Pre-Tax Account, Roth Account, After-Tax Account and Prior Plan Employer Contribution Account to have such amounts invested in any one or more of the Investment Funds. If no investment election is made, such amounts shall be invested in the Target Retirement Fund that is appropriate based on the Participant’s year of birth (or such other Investment Fund as may be designated by the PFTIC), unless and until the Participant elects to have all or part of such amounts invested in or transferred to other funds pursuant to Sections 7.3 and 7.4.

(f)
A Participant cannot elect to direct the investment of any amounts into the Vectrus Stock Fund or the Exelis Stock Fund. Amounts invested in the Vectrus Stock Fund or the Exelis Stock Fund as a result of the restructuring of Exelis Inc. effective on September 27, 2014, are the only amounts that may be invested in such funds. A Participant may elect at any time to direct the amounts invested in the Vectrus Stock Fund or the Exelis Stock Fund into any other Investment Fund in the Plan, subject to the provisions of this Section 4.03 and Section 4.05.

(g)
A Participant making a Rollover Contribution and/or a Roth Rollover Contribution pursuant to Section 3.05 may make a separate initial investment election under this Section 4.03. Such Rollover Contribution and/or Roth Rollover Contribution shall be invested, in multiples of 1%, in any one or more of the Investment Funds as elected by the Participant. Notwithstanding the preceding sentence, Rollover Contributions and Roth Rollover Contributions may not be invested in the Vectrus Stock Fund or the Exelis Stock Fund. If a Participant has not made an election with respect to the initial investment of his or her Rollover Contributions and/or Roth Rollover Contributions, such Rollover Contributions and/or Roth Rollover Contributions shall be invested in the Target Retirement Fund that is appropriate based on the Participant’s year of birth (or such other Investment Fund as may be designated by the PFTIC).

4.04	Changes in Investment Election for Future Contributions
On any business day, by making an election in a form or manner approved by the Benefits Administration Committee or its delegate for such purpose, a Participant may change his or her investment election within the limitations set forth in Section 4.02 with respect to future contributions to the Employer Account, the Match Account, the Pre-Tax Account, the Roth Account, the After-Tax Account, the to be made for any payroll deposited with the Trustee on or after the effective date of such notice. The effective date of such election shall be the business day following the receipt of a properly completed election. A Participant shall be permitted to make only one investment election, covering his or her Employer Account, the Match Account, the Pre-Tax Account, the Roth Account and After-Tax Account.

4.05	Reallocation of Investments
Participants may reallocate the investment of their existing Accounts as follows:

(a)
On any business day, by making an advance election in a form or manner approved by the Benefits Administration Committee for such purpose, a Participant may elect to reallocate or transfer, as the case may be, on any Valuation Date all or part, in multiples of 1%, all of his or her Accounts among the Investment Funds; provided, however, that no amounts may be reallocated or transferred into the Vectrus Stock Fund or the Exelis Stock Fund. The reallocation or transfer shall be effective as soon as administratively practicable after the Valuation Date on which a properly completed form is received by the Benefits Administration Committee.

Vectrus 401(k) Plan    27

(b)	The PFTIC may establish such rules and restrictions regarding the redistribution of investments as it deems appropriate, including restrictions on the maximum number of transfers in a calendar month.

(c)
Any amounts invested in a fund of guaranteed investment contracts or an investment fund covered by a prospectus or other document of similar import or effect shall be subject to any and all terms of such contracts, prospectus or other documents of similar import or effect, including any limitations therein placed on the exercise of any rights otherwise granted to a Participant under any other provisions of this Plan with respect to such amounts.

4.06	Valuation Date
The Valuation Date applicable with respect to reallocations made in accordance with Section 4.05 shall be the business day such properly completed election is received and processed by the Benefits Administration Committee or its designee and shall not be later than the next business day following the day on which the Participant’s properly completed request is received and processed by the Benefits Administration Committee or its designee.

4.07	Right to Change Procedures
The PFTIC reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current record keeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this ARTICLE and such new administrative procedures, those new administrative procedures shall prevail.

4.08	Statement of Accounts
For each Participant (or, in the event of the death of the Participant, each Beneficiary), the Benefits Administration Committee shall cause to be prepared statements setting forth the value of his or her Accounts and such other information as required under Section 105(a) of ERISA. Such statements shall be furnished in the time and manner prescribed by Section 105(a) of ERISA and related guidance thereto.

4.09	Blackout Periods
Notwithstanding any provision of the Plan to the contrary, when required for administrative reasons, the Benefits Administration Committee may temporarily suspend, limit or restrict the rights of Participants, Beneficiaries or alternate payees (as applicable) to direct or diversify the investment of some or all of their Accounts, to obtain loans from the Plan, and to obtain distributions (including in-service withdrawals) from the Plan. The number and length of such suspensions and the imposition of such limitations or restrictions shall be limited to the greatest extent practicable. Any suspension, limitation or restriction of rights under this Section 4.09 shall comply with all applicable law and any guidance issued thereunder and may be imposed only if the Benefits Administration Committee timely provides notice of the suspension, limitation or restriction of such rights, as required by Section 101 of ERISA, any guidance issued thereunder, and any other applicable law.
ARTICLE 5.    VESTED PORTION OF ACCOUNTS

5.01	Vesting of Accounts
A Participant shall at all times be 100 percent vested in, and have a nonforfeitable right to, all of his or her Accounts.

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ARTICLE 6.    WITHDRAWALS WHILE STILL EMPLOYED

6.01	Withdrawals of Rollover Contributions and After-Tax Contributions
A Participant may, subject to Section 6.06, elect to withdraw all or part of his or her Rollover Account, Roth Rollover Account after the close of the five-consecutive-calendar-year period that began on the first day of the first calendar year in which the Participant made a Roth Contribution and/or After-Tax Account, including any earnings and losses thereon, at any time.

6.02	Withdrawals After Age 59½
A Participant who has attained age 59½ may, subject to Section 6.06, elect to withdraw all or part of any of his or her Accounts other than amounts attributable to Money Purchase Contributions. Notwithstanding the foregoing, no withdrawal may be made from the Participant's Roth Account unless the withdrawal is made after the close of the five-consecutive-calendar-year period that began on the first day of the first calendar year in which the Participant made a Roth Contribution and/or a Roth Rollover Contribution to this Plan.

6.03	Withdrawals of Money Purchase Contributions After Age 62
A Participant who has attained age 62 may, subject to Section 6.06, elect to withdraw all or part of amounts attributable to his or her Money Purchase Contributions. If the Participant is married at the time a withdrawal is made under this Section, Spousal Consent shall be required.

6.04	Withdrawals Due to Total and Permanent Disability
A Participant who has not terminated employment but has incurred a Total and Permanent Disability may, subject to Section 6.06, elect to withdraw all or part of any of his or her Accounts.

6.05	Hardship Withdrawal

(e)
A Participant who is not eligible for a withdrawal under Sections 6.02, 6.03 or 6.04 above or who has taken all withdrawals available under Sections 6.01, 6.02, 6.03 or 6.04 above and his or her Prior Plan Employer Contribution Account as permitted under Appendix B may, subject to Section 6.06, elect to withdraw all or part of any of his or her Accounts, other than earnings on Deferred Cash Contributions and amounts attributable to Money Purchase Contributions, provided that he or she furnishes proof of "Hardship" satisfactory to the Benefits Administration Committee in accordance with the provisions of paragraphs (b) and (c) below.

(f)
As a condition for hardship, there must exist with respect to the Participant an immediate and heavy financial need to draw upon his or her Accounts. The Benefits Administration Committee shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:

(iii)
expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

(iv)	costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(v)	payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Participant, his or her Spouse,

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children or dependents (as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(vi)	payment of amounts necessary to prevent eviction of the Participant from his or her principal residence or to avoid foreclosure on the mortgage of his or her principal residence;

(vii)
payments for burial or funeral expenses for the Participant's deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(viii)
expenses for the repair of damages to the Participant's principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Participant's adjusted gross income); or

(ix)
the inability of the Participant to meet such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to an immediate and heavy financial need for purposes of Section 401(k) of the Code.

The amount of the withdrawal may not be in excess of the amount of the financial need of the employee, including any amounts necessary to pay any federal, state, or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution.
In evaluating the relevant facts and circumstances, the Benefits Administration Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Participants who are similarly situated. The Participant shall furnish to the Benefits Administration Committee such supporting documents as the Benefits Administration Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Benefits Administration Committee.

(g)
As a condition for a Hardship withdrawal, the Participant must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). The Benefits Administration Committee shall presume that the hardship withdrawal is necessary to satisfy the financial need provided the following requirements are met:

(i)
the Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliated Employers; and

(ii)
the Participant is prohibited from making Deferred Cash Contributions, Catch-Up Contributions and After-Tax Contributions to the Plan and all other plans of the Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least six months after receipt of the distribution.

For purposes of this clause (ii), "all other plans of the Employer and Affiliated Employers" shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans, and such other plans as may be designated under regulations issued under Section 401(k) of the Code but shall not include health and welfare benefit plans and the mandatory employee contribution portion of a defined benefit plan.

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Upon the expiration of the six-month period of suspension of Deferred Cash Contributions, Catch-Up Contributions and/or After-Tax Contributions due to a Participant's hardship withdrawal, his or her Deferred Cash Contributions, Catch-Up Contributions and/or After-Tax Contributions shall resume at the same rate in effect at the time of the suspension, unless the Participant elects to suspend or change elections pursuant to Section 3.06 or 3.07.

6.06	Procedures and Restrictions
To make a withdrawal, a Participant shall give such advance Notice as the Benefits Administration Committee shall prescribe. A withdrawal shall be made as soon as administratively practicable following its receipt such properly completed Notice. If a loan and a hardship withdrawal are processed as of the same Valuation Date, the amount available for the hardship withdrawal will equal the Participant's Accounts and Prior Plan Employer Contribution Account on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated between the Investment Funds in proportion to the value of the Participant's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. The amount of the withdrawal shall be taken from the Participant's Accounts in the order prescribed by the Benefits Administration Committee. Subject to the provisions of Section 8.08, all payments to Participants under this ARTICLE shall be made in cash as soon as practicable.
ARTICLE 7.    LOANS TO PARTICIPANTS

7.01	Eligibility
Subject to the following provisions of this ARTICLE 7, a Participant who is an employee of the Employer or an Affiliated Employer may borrow an amount not in excess of the maximum loan amount determined in accordance with Section 7.02. Notwithstanding the foregoing, the Benefits Administration Committee may, in its sole discretion, deny a loan to a Participant who is a director or executive officer (or the equivalent thereof) of the Employer or an Affiliated Employer based on a reasonable concern regarding the legality of the loan under Section 13(k) of the Securities Exchange Act of 1934.

7.02	Amount Available
A Participant may borrow an amount that, when added to the outstanding balance of any other loans to the Participant from this Plan or any other qualified plans of the Employer or Affiliated Employer, including the amount of any unpaid deemed loan distribution and accrued interest thereon, does not exceed the lesser of:

(d)	50 percent of the Vested Portion of his or her Accounts; or

(e)	$50,000 reduced by the excess, if any, of:

(iii)	the highest outstanding balance of loans to the Participant from such plans during the one-year period ending on the day before the day the loan is made, over

(iv)	the outstanding balance of loans to the Participant from such plans on the date on which the loan is made.

7.03	Interest
Loans from the Plan shall be repaid with interest. The interest rate to be charged on loans shall be determined at the time of the loan application and shall be one percent above the prime rate as

Vectrus 401(k) Plan    31

reported in the Wall Street Journal for the last business day of the quarter preceding the calendar quarter in which the loan is processed. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

7.04	Security for Loan
The amount of the loan will be transferred from the Investment Funds in which the Participant's Accounts other than his or her Roth Account are invested to a special "Loan Fund" for the Participant under the Plan. The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Participant. The amount transferred to the Loan Fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Participant's Loan Fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Participant's then effective investment election.

7.05	Terms

(e)	In addition to such rules and regulations as the Benefits Administration Committee may adopt, all loans shall comply with the following terms and conditions:

(x)
An application for a loan by a Participant shall be made in accordance with procedures prescribed by the Benefits Administration Committee, whose action in approving or disapproving the application shall be final. An application of a loan to be funded entirely or in part by a Participant’s Money Purchase Contributions shall be accompanied by Spousal Consent.

(xi)	Each loan shall be evidenced by a promissory note payable to the Plan.

(xii)
The period of repayment for any loan shall be arrived at by mutual agreement between the Benefits Administration Committee and the Participant and such repayment period shall not exceed the maximum repayment period prescribed in the loan rules adopted by the Benefits Administration Committee.

(xiii)
Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Participant and the Benefits Administration Committee in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period. Loan repayments shall be paid to the Trustees as soon as practicable but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable from payroll to the Participant in cash.

(f)
If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Participant's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Participant's Pre-Tax Account, Employer Account or Prior Plan Employer Contribution Account until such time as a distribution of the Pre-tax Account, Employer Account or Prior Plan Employer Contribution Account could otherwise be made under the Plan.

(g)
Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. The Benefits Administration Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate.

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(h)
To the extent required by law and under such rules as the Benefits Administration Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

ARTICLE 8.    DISTRIBUTION OF ACCOUNTS UPON SEVERANCE FROM EMPLOYMENT OR DEATH

8.01	Eligibility
Upon a Participant's Severance from Employment with the Employer and all Affiliated Employers, his or her Accounts shall be distributed as provided in this ARTICLE.

8.02	Forms of Distribution

(c)	Upon Severance from Employment with the Employer and all Affiliated Employers, distribution of a Participant's Accounts shall be made as follows:

(iii)	If the value of the Participant's Accounts as of his or her Severance from Employment is $5,000 or less, distribution shall be made in a lump-sum payment.

(iv)	If the value of the Participant's Accounts as of his or her Severance from Employment exceeds $5,000, distribution shall be made as follows:

(A)
With respect to a Participant's Accounts other than the portion, if any, attributable to Money Purchase Contributions, his or her Accounts shall be paid in a lump-sum payment unless the Participant elects, in such manner as the Benefits Administration Committee shall prescribe, to receive a withdrawal at any time, and from time to time, of any portion of the Participant’s Accounts.

(B)
If any portion of a Participant's Account is attributable to Money Purchase Contributions, such portion shall be distributed by the purchase of a nonforfeitable fixed annuity that will pay a Qualified Joint and Survivor Annuity. Notwithstanding the preceding sentence, during the 90-day period preceding his or her Annuity Starting Date and after receiving the written explanation described below, a Participant may elect not to take the Qualified Joint and Survivor Annuity and instead to take the portion of his or her Accounts attributable to Money Purchase Contributions instead in any of the following optional forms of payment:

(1)	a lump-sum payment;

(2)	payments over a period certain in monthly, quarterly, semiannual or annual cash installments over a period not exceeding the Participant's life expectancy;

(3)
the purchase of an annuity contract that will provide payments over a period that does not extend beyond either the life of the Participant (of the lives of the Participant and his or her Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his or her Beneficiary) which shall specifically include a 75% joint and survivor contingent annuity option that provides for a monthly benefit payable to the Participant during his

Vectrus 401(k) Plan    33

or her lifetime and 75% of such amount to his or her named Beneficiary, if living, after the Participant's death; or

(4)	a withdrawal at any time, and from time to time, of any portion of the Participant’s Money Purchase Contributions.
Elections under this subparagraph (B) shall be in writing and shall be subject to receipt by the Benefits Administration Committee of Spousal Consent to that election. The Benefits Administration Committee shall furnish each Participant no less than 30 days nor more than 90 days before his or her Annuity Starting Date a written explanation of the Qualified Joint and Survivor Annuity in accordance with applicable law. A Participant's Annuity Starting Date may not occur sooner than 30 days after receipt of the written explanation. Notwithstanding the foregoing, a Participant may, after having received the written explanation, affirmatively elect to have his or her benefit commence sooner than 30 days following his or her receipt of the written explanation, provided all of the waiver requirements set forth in Section 8.09 relating to a distribution subject to Sections 401(a)(11) and 417 are met.

(d)	Upon the death of a Participant before his or her Annuity Starting Date, his or her Accounts shall be paid as follows:

(v)	If the value of the Participant's Accounts as of his or her death is $5,000 or less, distribution shall be made in a lump-sum payment.

(vi)	If the value of the Participant's Accounts as of his or her death exceeds $5,000, distribution shall be made as follows:

(A)
With respect to a Participant's Accounts other than the portion, if any, attributable to Money Purchase Contributions, his or her Accounts shall be paid to his or her Beneficiary in a lump-sum payment.

(B)
If any portion of a Participant's Accounts is attributable to Money Purchase Contributions and if the Participant is married on the date of his or her death, the portion attributable to Money Purchase Contributions shall be distributed by the purchase of a nonforfeitable fixed annuity that will pay his or her surviving Spouse an annuity for life unless the Spouse waives such form of payment and elects a lump-sum payment. If the Participant is not married on the date of his or her death, the portion attributable to Money Purchase Contributions shall be paid to his or her Beneficiary in a lump-sum payment.

8.03	Commencement of Payments

(h)	Except as otherwise provided in this ARTICLE, distribution of a Participant's Accounts shall commence as soon as administratively practicable following the later of:

(iv)	the Participant's Severance from Employment; or

(v)	the 65th anniversary of the Participant's date of birth
(but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs). If a Participant fails to file a claim for benefits by the date specified in the preceding sentence, he or she will be deemed to have elected to defer distribution of his or her Accounts;

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provided, however, that payment must commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(i)
In lieu of a distribution as described in paragraph (a) above, a Participant may, in accordance with such procedures as the Benefits Administration Committee shall prescribe, elect to have the distribution of his or her Accounts commence as of any Valuation Date coincident with or following his or her Severance from Employment that is before the date described in paragraph (a) above.

(j)
In the case of the death of a Participant, before or after his or her Severance from Employment, but prior to his or her Annuity Starting Date, his or her Accounts shall be distributed to his or her Beneficiary as soon as administratively practicable following the Participant's date of death and in no event later than the last day of the Plan Year following the Plan Year in which the Participant died. Notwithstanding the foregoing, if the Participant's sole Beneficiary is the Participant's surviving Spouse, such surviving Spouse may elect to defer the lump-sum payment of the Participant's Accounts until as late as the later of the last day of the Plan Year in which the Participant would have attained age 70½ or the end of the calendar year immediately following the calendar year in which the Participant's death occurred.

8.04	Age 70½ Required Distributions

(i)	Notwithstanding any provision of the Plan to the contrary, distributions must commence as follows:

(iii)
If a Participant is a 5-percent owner (as defined in Section 416(i) of the Code), distribution of the Participant’s Accounts shall begin no later than the April 1 following the calendar year in which he or she attains age 70½, regardless of whether he or she has terminated employment with the Employer and all Affiliated Employers.

(iv)
If a Participant is not a 5-percent owner (as defined in Section 416(i) of the Code), distribution of the Participant’s Accounts shall begin by the April 1 following the later of the calendar year in which he or she attains age 70½ or the calendar year in which he or she terminates employment with the Employer and all Affiliated Employers.

The date prescribed in (i) or (ii) above shall be the Participant's "required beginning date."

(j)
In the event a Participant is required to begin receiving payments while in service under the provisions of paragraph (a)(i) above or a Participant who has terminated employment with the Employer and all Affiliated Employers is required to begin receiving payments under the provisions of paragraph (a)(ii) above, the Participant may elect to receive payments in accordance with option (i) or(ii), as follows:

(i)
The Participant may receive a single lump-sum payment on or before the Participant's required beginning date equal to the entire balance of his or her Accounts and, with respect to a Participant who is still employed, annual lump-sum payments thereafter of amounts accrued during each calendar year; or

(ii)
The Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. An election under this Section shall be made by a Participant by giving written notice to the Benefits Administration Committee within the 90-day period prior to his or her required beginning date. In the event a Participant fails to make an election under

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this Section, he or she shall be deemed to have elected payment in accordance with clause (b)(ii) above. A terminated Participant who elects or is deemed to have elected to receive annual payments equal to his or her required minimum distributions may at any time elect to receive the balance of his or her Accounts in a lump-sum payment or to receive partial withdrawals in addition to his or her required minimum distributions.
The amount of the withdrawal shall be taken pro rata from the Participant's Accounts, except for his or her Roth Account, which shall be the last amount withdrawn. The amount of the withdrawal shall be allocated between the Investment Funds in proportion to the value of the Participant's Accounts as of the date of each withdrawal. The commencement of payments under this Section 8.04 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Participant's subsequent Severance from Employment, payment of the Participant's Accounts shall be made in accordance with the provisions of Section 8.02.

8.05	Status of Accounts Pending Distribution
Until completely distributed, the Accounts of a Participant shall continue to be invested as part of the funds of the Plan and the Participant shall retain investment reallocation rights as described in Section 4.05. However, loans or withdrawals shall not be permitted during the deferral period except to the extent required by law.

8.06	Proof of Death and Right of Beneficiary or Other Person
The Benefits Administration Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Benefits Administration Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

8.07	Distribution Limitation
Notwithstanding any other provision of this ARTICLE 8, all distributions from the Plan shall conform to the requirements of Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. The provisions of Section 401(a)(9) of the Code and the regulations thereunder are hereby incorporated by reference and shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code and the regulations thereunder.

8.08	Direct Rollover of Certain Distributions

(c)
Elective Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(d)
Mandatory Rollovers. Notwithstanding any provision of the Plan to the contrary, if a Participant's Accounts do not exceed $5,000 and the Participant fails to make an affirmative election to either receive a lump-sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of paragraph (a) within such election period as shall be prescribed by the Benefits Administration Committee, the Benefits Administration Committee shall direct the Trustee to transfer such lump-sum payment to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) (an "IRA") selected by the PFTIC. The IRA shall be maintained for the exclusive benefit of the Participant

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on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the PFTIC. In implementing the provisions of this paragraph, the PFTIC shall:

(vi)	enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRAs in conformity with applicable law.

(vii)
furnish Participants with notice of the Plan's automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Participant may roll over the assets of the IRA to another eligible retirement plan (Such notice shall be provided to Participants in such time and form as shall be prescribed by the PFTIC in accordance with applicable law.); and

(viii)
fulfill such other requirements of the safe harbor contained in Department of Labor Reg. § 2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.

(e)	Definitions. The following definitions apply to the terms used in this Section:

(v)	"Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

(B)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C)	any after-tax amount unless such amount:

(1)
is rolled over or transferred (i.e., in a direct rollover) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code or a Roth individual retirement account described in Section 408A(b) of the Code; or

(2)
is transferred (i.e., in a direct rollover) to a plan qualified under Section 401(a) of the Code or to an annuity plan described in Section 403(b) of the Code provided such plan agrees to separately account for such amount;

(D)	any in-service withdrawal that is made on account of hardship; and

(E)	any distribution from the Roth Account unless such amount is:

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(1)	rolled over or transferred (i.e., in a direct rollover) to a Roth IRA (as defined in Section 408A(b) of the Code); or

(2)
transferred (i.e., in a direct rollover) to a defined contribution plan qualified under Section 401(a) of the Code or an annuity plan described in Section 403(b) of the Code provided such qualified plan or annuity plan agrees to separately account for such amount, or, solely with respect to the amount that would otherwise be included in gross income, is rolled over to a defined contribution plan qualified under Section 401(a) of the Code or an annuity plan described in Section 403(b) of the Code provided such qualified plan or annuity plan agrees to separately account for such amount.

(vi)
"Eligible retirement plan" means, with respect to a distributee other than a non-Spouse Beneficiary of a deceased Participant, any of the following types of plans that accept the distributee's eligible rollover distribution:

(A)	a qualified plan described in Section 401(a) of the Code;

(B)	an annuity plan described in Section 403(a) of the Code;

(C)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

(D)	an annuity contract described in Section 403(b) of the Code;

(E)
an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan; and

(F)	a Roth IRA described in Section 408A(b) of the Code.
With respect to a non-Spouse Beneficiary of a deceased Participant, eligible retirement plan means only an individual retirement annuity described in Section 408(b) of the Code or a Roth IRA described in Section 408A(b) of the Code that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code.

(vii)
"Distributee" means an employee or former employee; an employee's or former employee's surviving Spouse; an employee's or former employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code; and a non-Spouse Beneficiary of a deceased Participant.

(viii)	"Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

8.09	Notice and Consent to Distribution
If the value of the vested portion of a Participant's Accounts exceeds $5,000, an election by the Participant to receive a distribution prior to age 65 shall not be valid unless the written election is made after the Participant has received the notice required under Treas. Reg. § 1.411(a) 11(c) and

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within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. For purposes of the preceding sentence and notwithstanding Treas. Reg. § 1.411(a)-11(c), "reasonable time before the date as of which distributions commences" means a period of not less than 30 days and no more than 90 days before such date. Notwithstanding anything contained in the Plan to the contrary, in no event shall a distribution be made sooner than 15 days following a Participant's Severance from Employment with the Employer.
ARTICLE 9.    ADMINISTRATION OF PLAN

9.01	Plan Administrator
The responsibility for carrying out all phases of the administration of the Plan, except those connected with management of assets, shall be placed in a Benefits Administration Committee. The Benefits Administration Committee shall be the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA and shall have authority and responsibility for general supervision of the administration of the Plan.

9.02	Appointment of Benefits Administration Committee
The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Benefits Administration Committee which shall consist of the individuals holding the corporate titles:

(k)	Senior Vice President & Chief Human Resources Officer;

(l)	Benefits Manager;

(m)	Benefit Analyst; and

(n)	Benefit Admin 401(k).
Any member of the Benefits Administration Committee shall be deemed to have resigned upon his or her termination with the Employer and all Affiliated Employers or at such time when he or she no longer is employed in one of the positions enumerated in subsections (a) through (d).

9.03	Duties and Powers of Benefits Administration Committee

(k)	The Benefits Administration Committee shall have total and complete discretion to interpret the Plan; including, but not limited to, the discretion to:

(i)	decide all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan;

(ii)	decide all questions relating to an individual's eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof;

(iii)	decide all facts relevant to the determination of eligibility for benefits or participation; and

(iv)	determine the amount, form and timing of any distribution to be made hereunder.
In making its decisions, the Benefits Administration Committee shall be entitled to, but need not rely upon, information supplied by a Participant, Spouse, contingent annuitant or Beneficiary or representative thereof. The Benefits Administration Committee may correct

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any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of the Plan. The Benefits Administration Committee’s decisions in such matters shall be binding and conclusive as to all parties.

(l)
The members of the Benefits Administration Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Benefits Administration Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide. The Benefits Administration Committee may also delegate to any other person or persons the authority and responsibility of administering the Plan including, but not limited to, telephone access by voice response or representatives, and completing Plan transactions using forms or by other means, in accordance with the provisions of the Plan and any policies which, from time to time, may be established by the Benefits Administration Committee.

(m)
Subject to the limitations of the Plan, the Benefits Administration Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Benefits Administration Committee shall have full discretionary authority, except as to matters which the Board of Directors from time to time may reserve to itself, to interpret the Plan and to make factual determinations regarding any and all matters arising hereunder, including but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan and the right to remedy possible ambiguities, inequities, inconsistencies or omissions.

(n)
Subject to applicable Federal and State Law, all interpretations, determinations and decisions of the Benefits Administration Committee in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby.

9.04	Appointment of Investment Committee
The responsibility for the management of the assets of the Plan shall be placed with the PFTIC, which shall consist of the individuals holding the corporate titles:

(g)	Senior Vice President & Chief Human Resources Officer;

(h)	Corporate Vice President & Treasurer;

(i)	Assistant Treasurer, Director of Investments;

(j)	Director, Benefits and Financial Reporting;

(k)	Senior Vice President & Chief Financial Officer; and

(l)	Director, Investments.
Any member of the PFTIC shall be deemed to have resigned upon his or her termination with the Employer and all Affiliated Employers or at such time when he or she no longer is employed in one of the positions enumerated in subsections (a) through (f).

9.05	Duties and Powers of the PFTIC

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The PFTIC shall be responsible for managing the assets under the Plan. If it deems such action to be advisable, the Committee, subject to the provisions of the trust instrument(s) adopted for use in implementing the Plan pursuant to Section 7.01 hereof, may:

(j)	provide direction to the trustee(s) thereunder, including, but not by way of limitation, the direction of investment of all or part of the Plan assets and the establishment of investment criteria, and

(k)	appoint and provide for use of investment advisors and investment managers.
In discharging its responsibility, the PFTIC shall evaluate and monitor the investment performance of the trustee(s), investment advisor(s) and investment manager(s), if any.
The members of the PFTIC shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the PFTIC; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide.

9.06	Named Fiduciary
The Benefits Administration Committee and PFTIC are designated as named fiduciaries within the meaning of Section 402(a) of ERISA.

9.07	Meetings
The Benefits Administration Committee and PFTIC shall hold meetings upon such notice, at such place or places, and at such time or times as each may respectively determine. The action of at least a majority of the members of the Benefits Administration Committee or the PFTIC, as the case may be, expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of that Benefits Administration Committee or the PFTIC, as the case may be, and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office.

9.08	Compensation and Bonding
The members of the Benefits Administration Committee and PFTIC shall serve without compensation for their services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

9.09	Addresses
Each Participant and each designated Beneficiary must file with the Benefits Administration Committee, as needed, in writing, his or her mailing address and each change of that address.

9.10	Trustee and Trust
The Trustee shall be appointed by the PFTIC and shall enter into an agreement with the PFTIC for the purpose of investing and reinvesting contributions. The PFTIC, shall provide for the investing and reinvesting of contributions in designated investment funds as required herein. All benefits to which a Participant or Beneficiary may be entitled from the Plan will be paid at the direction of the Benefits Administration Committee.

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9.11	Records
The Benefits Administration Committee shall see that books of account are kept which show all receipts and disbursements and a complete record of the operation of the Plan, including records of each Participant's Accounts.

9.12	Claims
When any individual claim for benefits is denied in whole or in part, such denial shall be handled under the claims and appeals procedures established by the Benefits Administration Committee.
ARTICLE 10.    MANAGEMENT OF FUNDS

10.01	Pension Fund Trust and Investment Committee
The PFTIC shall be responsible, except as otherwise herein expressly provided, for the management of the assets of the Plan.
The PFTIC is designated a named fiduciary of the Plan within the meaning of Section 402(a) of ERISA and shall have the authority, powers and responsibilities delegated and allocated to it hereunder, including, but not by way of limitation, the authority to establish one or more trusts for the Plan pursuant to trust instrument(s) approved or authorized by the PFTIC and, subject to the provisions of such trust instrument(s), to:

(o)
provide, consistent with the provisions of the Plan, direction to the Trustee thereunder, that may involve but need not be limited to direction of investment of Plan assets and the establishment of investment criteria; and

(p)	appoint and provide for use of investment advisors and investment managers.
In discharging its responsibility, the PFTIC shall evaluate and monitor the investment performances of the Trustee and investment managers, if any.

10.02	Trust Agreement
All the funds of the Plan shall be held by Trustees appointed from time to time under a trust agreement adopted, or as amended, by the PFTIC for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan or for the administration of the funds paid over to the Trustees.

10.03	Fiscal Year
The fiscal year of the Plan and the Trust shall end on the 31st day of December each year or at such other date as may be designated by the PFTIC.

10.04	Exclusive Benefit Rule
Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Employer. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

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ARTICLE 11.    AMENDMENT, MERGER AND TERMINATION

11.01	Amendment of Plan
The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or Beneficiaries, or shall increase the duties of the Trustee without its consent thereto in writing, other than to comport with changes in the Code, ERISA, or the rules thereunder. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Participant with respect to contributions made on his or her behalf prior to the date of such amendment.
Except to the extent permitted under Section 411(d)(6) of the Code and the regulations issued thereunder, no amendment shall be made that has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective. In addition, no amendment shall be made that has the effect of eliminating or restricting an optional form of benefit. The preceding sentence shall not apply to an amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Accounts under a particular optional form of benefit if the amendment provides a lump-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single sum distribution form is otherwise identical only if the lump-sum distribution form is identical in all respect to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

11.02	Merger, Consolidation or Transfer
The Plan may be merged or consolidated with, and its assets or liabilities may be transferred to, any other plan and trust only if the benefit that would be received by a Participant, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminate immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any benefits that are protected under Section 411(d)(6) of the Code.

11.03	Additional Participating Employers

(l)
If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors or its delegate shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code. In addition to the foregoing, any division of the Employer or an Affiliated Employer may be designated by the Board of Directors or its delegate as eligible to participate in the Plan with respect to any or all of its Employees.

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(m)
Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event, the funds of the Plan held on account of Participants in the employ of that company and any unpaid balances of the Accounts of all Participants who have separated from the employ of that company, shall be determined by the Benefits Administration Committee. Those funds shall be distributed as provided in Section 11.04 if the Plan should be terminated or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Benefits Administration Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Benefits Administration Committee and the PFTIC.

11.04	Termination of Plan

(e)
The Plan is entirely voluntary on the part of the Employer. The Board of Directors reserves the right at any time to terminate the Plan, the Trust agreement and the Trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto. In the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of Participants shall automatically become nonforfeitable.

(f)
Upon termination of the Plan, Deferred Cash Contributions, with earnings thereon, shall be distributed to Participants only if (i) neither the Employer nor an Affiliated Employer establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Participants in the form of a lump-sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code) that exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed, and that accepts salary deferrals. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate in such other defined contribution plan of the Employer or an Affiliated Employer (other than a plan excluded under the prior sentence) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.

ARTICLE 12.    GENERAL PROVISIONS

12.01	Nonalienation
Except as required by any applicable law or the following provisions of this Section, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

(m)	Payment shall be made in accordance with the provisions of any judgment, decree or order that:

(v)
creates for, or assigns to, a Spouse, former Spouse, child, or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that Spouse, child or dependent;

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(vi)	is made pursuant to a State domestic relations law;

(vii)	does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(viii)	otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined by the Benefits Administration Committee.
Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is less than $5,000, such amount shall be paid in a single lump-sum payment as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the qualified domestic relations order so provides and the alternate payee consents thereto; otherwise, it may not be payable before the earliest of the Participant's Severance from Employment, the time such amount could be withdrawn under ARTICLE 6, or the Participant's attainment of age 50.

(n)	A Participant's benefit under the Plan shall be offset or reduced by the amount the Participant is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

(o)
A Participant's benefit under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

12.02	Conditions of Employment Not Affected by Plan
The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him or her without regard to the effect that that treatment might have upon him or her as a Participant or potential Participant of the Plan.

12.03	Facility of Payment
If the Benefits Administration Committee shall find that a Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or because he or she is a minor, the Benefits Administration Committee may direct that any benefit due him or her, unless claim shall have been made for the benefit by a duly-appointed legal representative, be paid to his or her Spouse, a child, a parent, or other blood relative or to a person with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.
Furthermore, if the Benefits Administration Committee receives, on behalf of a Participant, a power of attorney with respect to such Participant valid under state law, the Benefits Administration Committee shall comply with the instructions of the named attorney to the extent the Benefits Administration Committee would comply with such instructions if given by the Participant and such instructions are consistent with the power of attorney.

12.04	Erroneous Allocation
Notwithstanding any provision of the Plan to the contrary, if a Participant's Account is credited with an erroneous amount due to a mistake in fact or law, the Benefits Administration Committee shall adjust such Account in such equitable manner as it deems appropriate to correct the erroneous allocation.

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12.05	Information
Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or her on his or her account under the Plan, shall file with the Benefits Administration Committee the information it shall require to establish his or her rights and benefits under the Plan.

12.06	Top-Heavy Provisions

(a)	The following definitions apply to the terms used in this Section:

(vi)	"applicable determination date" means the last day of the preceding Plan Year;

(vii)
"top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(viii)	“key employee” shall be defined as provided in Section 416 of the Code;

(ix)	"non-key employee" means any Employee who is not a key employee;

(x)	"applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

(xi)
"required aggregation group" means any other qualified plan(s) of the Employer or an Affiliated Employer (including plans that terminated within the five-year period ending on the applicable determination date) in which there are participants who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(xii)
"permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all participants are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b)
For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and 416(g)(4)(B) of the Code and Section 4.06 of the Plan. The determination of whether the Plan is top-heavy is subject to the following:

(ix)
the Accounts under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Employer's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group;

(x)
the Accounts for an Employee as of the applicable determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date;

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(xi)
distributions under any plan that terminated within the five-year period ending on the applicable determination date shall be taken into account if such plan contained key employees and, therefore, would have been part of the required aggregation group; and

(xii)
if an individual has not performed services for the Employer or an Affiliated Employer at any time during the one-year period ending on the applicable determination date, such individual's accounts and the present value of his or her accrued benefits shall not be taken into account.

(c)
For each Plan Year with respect to which the Plan is top-heavy, an additional Employer contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee, and who has not severed employment as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under Sections 3.03 and 3.04 for the Plan Year would otherwise be less than 3 percent of his or her Statutory Compensation. However, if the greatest percentage of Statutory Compensation contributed on behalf of a key employee under Sections 3.01(a), 3.03, and 3.04 for the Plan Year (disregarding any contributions made under Section 3.14 for the Plan Year) would be less than 3 percent, that lesser percentage shall be substituted for "3 percent" in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph, no minimum contribution shall be made under this Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him by any other qualified pension plan of the Employer or an Affiliated Employer.

12.07	Missing Participants and Beneficiaries
If the Benefits Administration Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Benefits Administration Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Benefits Administration Committee or the Employer. If such person has not made written claim therefore within three months of the date of the mailing, the Benefits Administration Committee shall take the following actions:

(c)
If the Accounts payable do not exceed $5,000, such Accounts shall be directly rolled to an individual retirement account (within the meaning of Section 7701(a)(37) of the Code) (“IRA”) selected by the PFTIC. The IRA shall be maintained for the exclusive benefit of the Participant or Beneficiary on whose behalf such transfer is made. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the PFTIC. The establishment of such an IRA shall be subject to the provisions of Sections 8.08(b)(i), (ii) and (iii).

(d)
If the Accounts payable exceed $5,000 and the Participant has not reached his or her required beginning date under Section 8.04, his or her Accounts shall remain in the Plan in the Participant's name in the Plan, as applicable. If the Accounts payable exceed $5,000 and the Benefits Administration Committee is unable to locate any such person to whom a payment is due under the Plan or any such person fails to present a check for payment in a timely manner, the amount due such person shall be forfeited at such time as the Benefits Administration Committee shall determine in its sole discretion and pursuant to nondiscriminatory rules established for that purpose (but in all events prior to the time such payment would otherwise escheat under any applicable State law). If, however, such a person later files a claim for such payment before the Plan is terminated, the benefit will be reinstated and payment made without any interest earned thereon.

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12.08	Elections and Notices
Any elections, notifications, or designations made pursuant to the provisions of the Plan shall be made in the manner and time determined by the Benefits Administration Committee under rules uniformly applicable to all employees similarly situated. The Benefits Administration Committee reserves the right to change the time and manner for making notifications, elections or designations under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification, or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail. Any notices required to be distributed to and any elections required to be made by Participants, Beneficiaries and alternate payees pursuant to the terms of the Plan may, at the direction of the Benefits Administration Committee, be transmitted electronically or telephonically, to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.

12.09	Construction

(a)	The Plan shall be construed, regulated, and administered under ERISA and the laws of the State of Colorado, except where ERISA controls.

(b)	The titles and headings of the ARTICLES and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

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APPENDIX A – BENEFIT GROUPS AND PROJECTS
COVERED BY THE VECTRUS 401(k) PLAN
(As Effective September 27, 2014)
Subject to Section 2.01, this list identifies all Service Contract Act (SCA) contracts, Union contracts, professional and international locations in which Eligible Employees (EEs) for the Plan are employed. This list will be updated from time to time to reflect changes in SCA contracts, union collective bargaining agreements and project management positions.
VECTRUS SYSTEMS CORPORATION EMPLOYEES:
DOMESTIC EMPLOYEES:

Benefit Group	Description	Match	Floor Contribution
ANSF Contract, Domestic Employees
1. ANSF DOM (Added 6/1/13)	1. Domestic Project Benefitted EEs supporting MEO contract	No match for any of these EEs	No floor contribution for any of these EEs
Domestic Subject matter Experts (SME) Temporary
1. ATEMP DOM (Added 3/25/13)	1. Temporary employees working in US, hired to work on specific projects not to exceed one year	No match for any of these EEs	No floor contribution for any of these EEs
Headquarters Professional Benefitted (added 9/1/13)
1. HQ PRF EX	1. Exempt, Professionally Benefited EEs	1. $.50 to 6%	No floor contribution for any of these EEs
2. HQ PRF NE	2. Non Exempt, Professionally Benefited EEs	2. $.50 to 6%
PACAF DRSN VOIP
1. CCSS2NEH	1. SCA nonexempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. CCSS4	2. SCA nonexempt EEs
Fleet Systems Engineering Team (FSET) (Added 11/16/13)
1. FSET EX	1. Exempt, Professionally Benefits EEs	1. $.50 to 6%	No floor contribution for any of these EEs
2. FSET NE	2. Non Exempt, Professionally Benefits EEs	2. $.50 to 6%

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Benefit Group	Description	Match	Floor Contribution
Forward Operating Location Base Operating Support contract (FOLBOS)
1. FOLBOSEX	1. Exempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. FOLBOSNE	2. SCA nonexempt EEs
3. FOLBOSNTE	3. SCA nonexempt temp EEs
Ft. Benning DOL contract
1. BENEX	1. Exempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. BENNE	2. Union EEs
3. BENNENU	3. SCA nonexempt EEs
4. BENTE	4. Union temp (or very few hours part-time) EEs
IDIQ – Indefinite Order contracts
1. FS NE 3RD	1. Nonexempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. FS EX 3RD	2. Exempt EEs
LOGCAP
1. LOGCAP EX	1. Exempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. LOGCAP NE	2. Nonexempt EEs
Marine Corps Logistics Support Services (MCLOGSS) (Added 10/21/13)
1. MCCDMCEX	1. Exempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. MCCDMCNE	2. Nonexempt EEs
3. MC ELM EX	3. Exempt EEs
4. MC ELM NE	4. Nonexempt EEs
5. MCCDMCPT	5. Nonexempt, part-time EEs
Ft. Rucker (Added 3/1/2013)
1. RUCK EX	1. Exempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. RUCK NE	2. Nonexempt, SCA EEs
3. RUCK UN	3. Union EEs
4. RUCKUN401	4. Union EEs
Maxwell

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Benefit Group	Description	Match	Floor Contribution
1. MAX EX	1. Exempt EEs	No match for any of these EEs	No floor contribution for any of these EEs
2. MAX NE	2. SCA nonexempt EEs
3. MAXTEMP	3. SCA nonexempt temp EEs
4. MAX NE PT	4. SCA nonexempt part-time EEs
5. MXUN13350	5. Union 13350 full time EEs	5. $.50 to 3%
6. MXUNPT133	6. Union 13350 part-time EEs	6. $.50 to 3%
7. MXUN9504	7. Union 9504 full time EEs	7. $.50 to 3%
8. MXUNPT950	8. Union 9504 part-time EEs	8. $.50 to 3%
Vectrus Systems Corporation Management Benefitted
1. ITT EX (Added 9/27/2014)	1. Exempt EEs	1. $.50 to 8%	No floor contribution for any of these EEs
2. ITT NE (Added 9/27/2014)	2. Nonexempt EEs	2. $.50 to 8%

INTERNATIONAL EMPLOYEES ELIGIBLE FOR THE PLAN:
(International EEs first eligible to begin contributing on 2/19/09 paycheck)

Benefit Group	Description: All internationally professional benefited EEs working in the following countries:	Match	Floor Contribution
Vectrus Systems Corporation Management Benefitted
1. ITT INT (Added 9/27/2014)	1. All locations outside of the U.S.	1. $.50 to 8%	No floor contribution for any of these EEs
1. FSET IN (Added 11/16/13)	1. Bahrain, Japan, Italy	1. $.50 to 6%	No floor contribution for any of the international EEs
1. ATEMP INT	1. Temporary employees working outside US. Hired to work on specific projects not to exceed one year. Any location.	No match for any of the international EEs	No floor contribution for any of the international EEs
2. ARCENTSTB	2. Kuwait
3. CCSS4I	3. Korea, Japan
4. FOLBOSIN	4. Curacao (DI)
5. FIHNE3RD	5. Qatar, Iraq
6. FIHEX3RD (added 11/8/12)	6. Qatar, Iraq
7. LOGCAPIN	7. Afghanistan

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Benefit Group	Description: All internationally professional benefited EEs working in the following countries:	Match	Floor Contribution
8. MCCDMCIN (added 10/21/13)	8. Afghanistan, Oman, Japan
9. OPMEGENE	9. Germany
10. OPMEITNE	10. Italy
11. OPMEKONE	11. Kosovo
12. OPMEISNE	12. Israel
13. OPMEISEX	13. Israel
14. OPMETUNE (added 9/25/2013)	14. Turkey
15. FICKBOSS	15. Kuwait
16. FICGMASS	16. Kuwait
17. FICIDIQ	17. Afghanistan, Iraq, Kyrgystan, Qatar
18. FICMEO	18. Kuwait, Qatar
19. FICMISC	19. Kuwait
20. FICMNCF	20. Iraq
21. FICQTBOS	21. Qatar
22. FICQTPRO	22. Qatar
23. FICTSWA	23. Afghanistan, Djibouti, Iraq, Kuwait, Qatar, Saudia Arabia
24. FILGMASS	24. Kuwait
25. FILMEO	25. Kuwait, Qatar
26. FSIC NE	26. varied locations
27. FSIC EX	27. varied locations
28. ANSFN	28. Afghanistan
29. ANSFS	29. Afghanistan
30. UCSC EN	30. England
31. UCSC IT	31. Italy
32. UCSC TU	32. Turkey
33. DEVSLU AN (Added 5/1/2013)	33. Deveselu, Romania
VECTRUS, INC. EMPLOYEES:
DOMESTIC EMPLOYEES

Benefit Group	Description	Match	Floor Contribution
Vectrus, Inc. Management Benefitted
1. VEC EX (Added 9/27/2014)	1. Exempt EEs	1. $.50 to 10%	No floor contribution for any of these EEs
2. VEC NE (Added 9/27/2014)	2. Nonexempt EEs	2. $.50 to 10%

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INTERNATIONAL EMPLOYEES:

Benefit Group	Description	Match	Floor Contribution
Vectrus, Inc. Management Benefitted
1. VEC EX (Added 9/27/2014)	1. All locations outside of the U.S.	$.50 to 8%	No floor contribution for any of these EEs

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APPENDIX B – FORMER ISP PARTICIPANTS
TRANSFERRED TO THE VECTRUS 401(k) PLAN
(As Effective September 27, 2014)
This Appendix B shall apply solely to individuals whose Accounts are attributable in part to amounts transferred to the Plan from the Exelis Salaried Investment and Savings Plan (the “ISP”).
A.    Any individual whose Account (as that term is defined in the ISP) is transferred from the ISP to the Plan shall have his or her Service (as that term is defined in the ISP) in the ISP counted for purposes of satisfying the 30-day eligibility period set forth in Section 2.01(b). The Benefits Administration Committee shall assume that any individual’s Service as measured by the ISP and communicated to the Benefits Administration Committee is conclusive and binding for purposes of such Eligible Employee’s ability to make contributions pursuant to Section 2.01(b).
B.    Accounts under the ISP that are transferred from the ISP to the Plan shall be transferred on the transfer date from the following accounts in the ISP to Accounts, including Prior Plan Accounts, in the Plan as follows:

Transferred from the Following Accounts in the ISP	Transferred to the Following Accounts in the Plan
Before-Tax Account	Pre-Tax Account
After-Tax Account	After-Tax Account
Prior Plan Account	Prior Plan Employer Contribution Account
Rollover Account	Rollover Account
Prior ESOP Account	Prior Plan Employer Contribution Account
Company Floor Account	Prior Plan Employer Contribution Account
Prior Company Matching Account	Prior Plan Employer Contribution Account
Company Base Account	Prior Plan Employer Contribution Account
Company Matching Account	Prior Plan Employer Contribution Account
B.    Notwithstanding anything to the contrary in Section 6.02, a Participant may, subject to Section 6.06, elect to withdraw all or part of his or her Prior Plan Employer Contribution Account at any time; provided, however, that a Participant may not elect to withdraw all or part of his or her Prior Plan Employer Contribution Account attributable to the Company Matching Account until 24 months after the Effective Date unless he or she otherwise reaches age 59½.

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